Exhibit 10.2


                              AMENDED AND RESTATED
                               OPERATING AGREEMENT

                                       OF

                            NC-M CHASSIS SYSTEMS, LLC



                             Dated as of [ ], 200[ ]


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                                TABLE OF CONTENTS

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                                    ARTICLE I

                               CERTAIN DEFINITIONS

SECTION 1.1           Certain Definitions....................................1
SECTION 1.2           Rules of Construction.................................13

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

SECTION 2.1           Formation.............................................14
SECTION 2.2           The Certificate, Etc..................................14
SECTION 2.3           Name..................................................14
SECTION 2.4           Purpose...............................................14
SECTION 2.5           Powers of the Company.................................15
SECTION 2.6           Representations and Warranties of the Company.........16
SECTION 2.7           Foreign Qualification.................................17
SECTION 2.8           Principal Office; Registered Office...................18
SECTION 2.9           Term..................................................18
SECTION 2.10          No State-Law Partnership..............................18

                                   ARTICLE III

                             UNITS; CAPITAL ACCOUNTS

SECTION 3.1           Unitholders...........................................18
SECTION 3.2           Unitholder Meetings...................................20
SECTION 3.3           Action of Unitholders by Written Consent or
                        Telephone Conference................................23
SECTION 3.4           Capital Accounts......................................24
SECTION 3.5           Negative Capital Accounts.............................25
SECTION 3.6           No Withdrawal.........................................25
SECTION 3.7           Certificates..........................................25
SECTION 3.8           Register..............................................25
SECTION 3.9           New Certificates......................................25
SECTION 3.10          Interest as a Security................................26
SECTION 3.11          Restrictive Legend....................................26


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                                   ARTICLE IV

                   DISTRIBUTIONS; REDEMPTIONS AND ALLOCATIONS

SECTION 4.1           Distributions.........................................26
SECTION 4.2           Allocations...........................................28
SECTION 4.3           Special Allocations...................................29
SECTION 4.4           Tax Allocations.......................................30
SECTION 4.5           Adjustment of Book Value of Assets....................31
SECTION 4.6           Indemnification for Payments on Behalf of a
                        Unitholder..........................................31

                                    ARTICLE V

                           BOARD OF MANAGERS; OFFICERS

SECTION 5.1           Management by the Board of Managers...................31
SECTION 5.2           Composition and Election of the Board of Managers.....33
SECTION 5.3           Board Meetings and Actions by Written Consent.........34
SECTION 5.4           Committees; Delegation of Authority and Duties........36
SECTION 5.5           Officers..............................................37

                                   ARTICLE VI

                  GENERAL RIGHTS AND OBLIGATIONS OF UNITHOLDERS

SECTION 6.1           Limitation of Liability...............................37
SECTION 6.2           Lack of Authority.....................................38
SECTION 6.3           No Right of Partition.................................38
SECTION 6.4           Unitholders' Right To Act.............................38
SECTION 6.5           Conflicts of Interest.................................38
SECTION 6.6           Transactions Between the Company and the Unitholders..39
SECTION 6.7           Right of Inspection...................................39

                                   ARTICLE VII

                         EXCULPATION AND INDEMNIFICATION

SECTION 7.1           Liability.............................................39
SECTION 7.2           Exculpation...........................................39
SECTION 7.3           Right to Indemnification..............................40
SECTION 7.4           Advance Payment.......................................40
SECTION 7.5           Indemnification of Employees and Agents...............40
SECTION 7.6           Appearance as a Witness...............................41
SECTION 7.7           Nonexclusivity of Rights..............................41
SECTION 7.8           Insurance.............................................41

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SECTION 7.9           Savings Clause........................................41

                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION 8.1           Records and Accounting................................41
SECTION 8.2           Fiscal Year...........................................42
SECTION 8.3           Reports...............................................42
SECTION 8.4           Transmission of Communications........................43
SECTION 8.5           Company Funds.........................................43
SECTION 8.6           Auditors..............................................43

                                   ARTICLE IX

                                      TAXES

SECTION 9.1           Tax Returns...........................................44
SECTION 9.2           Tax Elections.........................................44
SECTION 9.3           Tax Matters Partner...................................44

                                    ARTICLE X

                              TRANSFER OF INTERESTS

SECTION 10.1          Transfers by Unitholders..............................44
SECTION 10.2          Effect of Assignment..................................45
SECTION 10.3          Restrictions on Transfer..............................45
SECTION 10.4          Transfer Fees and Expenses............................45
SECTION 10.5          Void Transfers........................................46

                                   ARTICLE XI

                            ADMISSION OF UNITHOLDERS

SECTION 11.1          Substituted Unitholders...............................46
SECTION 11.2          Additional Unitholders................................46

                                   ARTICLE XII

                    WITHDRAWAL AND RESIGNATION OF UNITHOLDERS

SECTION 12.1          Withdrawal and Resignation of Unitholders.............46
SECTION 12.2          Withdrawal of a Unitholder............................47


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                                  ARTICLE XIII

                           DISSOLUTION AND LIQUIDATION

SECTION 13.1          Dissolution...........................................47
SECTION 13.2          Liquidation and Termination...........................47
SECTION 13.3          Cancellation of Certificate...........................48
SECTION 13.4          Reasonable Time for Winding Up........................48
SECTION 13.5          Return of Capital.....................................48
SECTION 13.6          Reserves Against Distributions........................48

                                   ARTICLE XIV

                                    VALUATION

SECTION 14.1          Determination.........................................49
SECTION 14.2          Fair Market Value.....................................49

                                   ARTICLE XV

                              CALL AND PUT OPTIONS

SECTION 15.1          Metaldyne Call Option.................................50
SECTION 15.2          Metaldyne Put Option..................................55
SECTION 15.3          DaimlerChrysler Call Option...........................57
SECTION 15.4          Suspension and Termination of Call and Put Options....58

                                   ARTICLE XVI

                     CERTAIN OBLIGATIONS OF DAIMLERCHRYSLER

SECTION 16.1          Certain Obligations of DaimlerChrysler During JV
                        Period..............................................59
SECTION 16.2          Certain Obligations of DaimlerChrysler During and
                        After JV Period.....................................59
SECTION 16.3          Additional Contributions..............................60

                                  ARTICLE XVII

                         NET WORKING CAPITAL ADJUSTMENT

SECTION 17.1          Net Working Capital Adjustment........................60

                                  ARTICLE XVIII

                               GENERAL PROVISIONS

SECTION 18.1          Power of Attorney.....................................61

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SECTION 18.2          Amendments............................................62
SECTION 18.3          Title to Company Assets...............................62
SECTION 18.4          Remedies..............................................62
SECTION 18.5          Successors and Assigns................................62
SECTION 18.6          Severability..........................................62
SECTION 18.7          Notice to Unitholder of Provisions....................63
SECTION 18.8          Counterparts..........................................63
SECTION 18.9          Consent to Jurisdiction; Waiver of Jury Trial.........63
SECTION 18.10         Descriptive Headings; Interpretation..................64
SECTION 18.11         Applicable Law........................................64
SECTION 18.12         Addresses and Notices.................................64
SECTION 18.13         Creditors.............................................65
SECTION 18.14         Waiver of Certain Rights..............................65
SECTION 18.15         Further Action........................................65
SECTION 18.16         Entire Agreement......................................65
SECTION 18.17         Delivery by Facsimile.................................65
SECTION 18.18         Survival..............................................66
SECTION 18.19         Dispute Resolution Procedures.........................66
SECTION 18.20         Public Statements.....................................67

SCHEDULES

Schedule A            Capital Accounts

EXHIBITS

Exhibit A             Board Actions Requiring Supermajority Approval
Exhibit B             Actions Requiring Supermajority Unitholder Approval
Exhibit C             Form of Securities Purchase Agreement
Exhibit D             Term Sheet for Series A-1 Preferred Stock Investor
                        Rights Agreement
Exhibit E             Term Sheet for Indenture and Senior Subordinated Notes
                        Registration Rights Agreement
Exhibit F             Form of Certificate of Designations
Exhibit G             Form of Legal Opinion
Exhibit H             Form of Transition Services Agreement
Exhibit I             Operating Budget and Capital Plan
Exhibit J             Government Approvals for Metaldyne Call Option Closing
Exhibit K             Form of Letter of Representations


                                      -v-
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     AMENDED AND RESTATED OPERATING AGREEMENT (this "Operating Agreement"), dated as of [ ], 200[ ], by and among NC-M Chassis Systems, LLC (the "Company") and the Unitholders (as defined below).

     WHEREAS, the Company was formed on December 6, 2002 for the purpose of serving as the vehicle for the joint venture between the Initial Unitholders (as defined below) to be formed pursuant to that certain Joint Venture Formation Agreement, dated as of December 8, 2002, by and among the Company and the Initial Unitholders (the "Formation Agreement");

     WHEREAS, pursuant to and subject to the terms and conditions of the Formation Agreement, (i) DaimlerChrysler (as defined below) has contributed and assigned to the Company, and the Company has received and assumed from DaimlerChrysler, certain assets and liabilities of the Business (as defined below) in exchange for the issuance by the Company to DaimlerChrysler of all of the Units of the Company, and (ii) DaimlerChrysler has sold, transferred and conveyed to Metaldyne (as defined below), and Metaldyne has purchased from DaimlerChrysler, 40% of the Class A Units, all as set forth in the Formation Agreement;

     WHEREAS, the execution and delivery of this Operating Agreement is a condition to the formation of the joint venture and the closing of the transactions contemplated by the Formation Agreement;

     WHEREAS, in accordance with Section 18-201(d) of the Delaware Act (as defined below), the Unitholders are entering into this Operating Agreement in order to set forth their agreement as to the affairs of the Company and the conduct of its business.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     SECTION 1.1 Certain Definitions. The following terms used herein shall have the following meanings:

     "Accountant" has the meaning set forth in Section 17.1.

     "Additional Contributions" has the meaning set forth in Section 16.3.

     "Additional Unitholder" means a Person admitted to the Company as a Unitholder pursuant to Section 11.2.


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                                      -2-


     "Adjusted Capital Account Deficit" means with respect to any Unitholder's Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Capital Account balance shall be:

          (i) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and

          (ii) increased for any amount such Unitholder is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to Minimum Gain).

     "Affiliate" with respect to any Person means any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, where "control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

     "Assignee" means a Person to whom a Unit has been transferred in accordance with the terms of this Operating Agreement and the other agreements contemplated hereby, but who has not become a Unitholder pursuant to Article X.

     "Assumed Liabilities" has the meaning set forth in the Formation Agreement.

     "Board" means the Board of Managers established pursuant to Section 5.2.

     "Book Value" means, with respect to any asset of the Company, initially the adjusted basis of such asset for federal income tax purposes; provided, however, that (i) if any asset is contributed to the Company, the initial Book Value of such asset shall equal its Fair Market Value on the date of contribution (as agreed to by the Unitholders), and (ii) if the Capital Accounts of the Unitholders are adjusted pursuant to Treasury Regulation Section 1.704-1(b) to reflect the Fair Market Value of any asset of the Company, the Book Value of such asset shall be adjusted to equal its respective Fair Market Value as of the time of such adjustment, in accordance with such Treasury Regulation. The Book Value of all assets of the Company shall be adjusted by depreciation and other items as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(g) and any other adjustment to the basis of such assets other than depreciation or amortization.

     "Business" has the meaning set forth in the Formation Agreement.

     "Business Day" means a day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by applicable Law to close.

     "Capital Account" means the capital account maintained for a Unitholder pursuant to Section 3.4.


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                                      -3-


     "Capital Contributions" means, with respect to any Unitholder, any cash, cash equivalents, promissory obligations, or the Fair Market Value of other property, which a Unitholder contributes or is deemed to have contributed to the Company with respect to any Unit pursuant to Section 3.1 net of any related liabilities assumed by the Company or to which such property is subject.

     "Capital Stock" means: (i) in the case of a corporation, capital stock;
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Certificate" means the Company's Certificate of Formation as filed with the Secretary of State of the State of Delaware on December 6, 2002, as it may be amended from time to time.

     "Certificate of Designations" means the Certificate of Designations for the Series A-1 Preferred Stock and the Series A-2 Preferred Stock in the form of Exhibit F.

     "Change of Control" means, with respect to any Person ("Person A"), the occurrence of any of the following: (a) a merger, consolidation, share exchange or similar transaction involving Person A and one or more other Persons in which Person A is not the surviving Person, other than a transaction in which at least 66 2/3% of the outstanding Capital Stock entitled to vote generally in the election of the board of directors (or similar governing body) of the surviving Person is beneficially owned by the holders of the outstanding Capital Stock entitled to vote generally in the election of the board of directors (or similar governing body) of Person A immediately prior to such transaction; (b) the sale in one or more related transactions of all or substantially all of the assets, businesses or revenue or income generating operations of Person A; (c) in the case of Metaldyne, if Heartland Industrial Partners, L.P. and its Affiliates cease to own 25% or more of the number of shares of Capital Stock entitled to vote generally in the election of the board of directors of Metaldyne held by them on the date hereof (appropriately adjusted for stock splits, combinations, subdivisions, stock dividends and similar events); (d) any person or group within the meaning of Section 13(d)(3) of the Exchange Act (other than, with respect to Metaldyne, Heartland Industrial Partners, L.P. and its Affiliates) shall attain beneficial ownership, within the meaning of Rule 13d-3 adopted under the Exchange Act, of Capital Stock representing a majority of the voting power for the election of the board of directors (or similar governing body) of Person A; or (e) Person A shall engage in any transaction (or any series of related transactions) with any other Person as a result of which the Person A Holders do not have the right following the consummation of such transaction (or such series of related transactions) to elect or to appoint a majority of the board of directors (or similar governing body) of the surviving Person.

     "Class A Unit" means a Unit representing a fractional part of the Interest of a Unitholder or Assignee and having the rights and obligations specified with respect to the Class A Units in this Operating Agreement.

     "Class A Unitholder" means a Unitholder in its capacity as an owner of Class A Units.


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                                      -4-


     "Class A Units Purchase Price" has the meaning set forth in Section 15.1(c)(i).

     "Class B Unit" means a Unit representing a fractional part of the Interest of a Unitholder or Assignee and having the rights and obligations specified with respect to the Class B Units in this Operating Agreement.

     "Class B Unitholder" means a Unitholder in its capacity as an owner of Class B Units.

     "Class B Units Purchase Price" has the meaning set forth in Section 15.1(c)(ii).

     "Class B Unreturned Capital" means, as of any date, $185,000,000 minus the aggregate amount of all Distributions made by the Company to the Class B Unitholders as of such date that constitute a return of Class B Unreturned Capital under Section 4.1(a)(i).

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Company" means NC-M Chassis Systems, LLC, a Delaware limited liability company, and any successor.

     "Company Material Adverse Change" means a change (or historical circumstance or event resulting in a prospective change) that is materially adverse with respect to the business, operations, assets, liabilities, results of operations, cash flows or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that any change (or historical circumstance or event resulting in a prospective change) that is generally applicable to (i) the industries and markets in which the Company and its Subsidiaries operate their respective businesses, (ii) the United States or global economy or (iii) the United States securities markets shall be excluded from the determination of Company Material Adverse Change; and provided, further, that any change (or historical circumstance or event resulting in a prospective change) resulting from or arising out of the exercise or the consummation of the Metaldyne Call Option shall also be excluded from the determination of a Company Material Adverse Change.

     "Company Material Adverse Effect" means an effect (or historical circumstance or event resulting in a prospective effect) that is materially adverse with respect to the business, operations, assets, liabilities, results of operations, cash flows or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that any effect (or historical circumstance or event resulting in a prospective effect) that is generally applicable to (i) the industries and markets in which the Company and its Subsidiaries operate their respective businesses, (ii) the United States or global economy or (iii) the United States securities markets shall be excluded from the determination of Company Material Adverse Effect; and provided, further, that any effect (or historical circumstance or event resulting in a prospective effect) resulting from or arising out of the exercise or the consummation of the Metaldyne Call Option shall also be excluded from the determination of a Company Material Adverse Effect.

     "Company Minimum Gain" means "partnership minimum gain" as defined in Treasury Regulation Section 1.704-2(d).


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                                      -5-


     "Competition Laws" has the meaning set forth in Section 15.1(d)(iii).

     "Corporate Opportunity" means any potential investment, transaction, business venture, contractual or other business relationship, prospective economic advantage or other opportunity within or similar to the Company's activities or lines of business or otherwise in which the Company may, but for the provisions of Section 6.5, have an interest or expectancy.

     "DaimlerChrysler" means DaimlerChrysler Corporation, a Delaware corporation, and any successor.

     "DaimlerChrysler Call Option" has the meaning set forth in Section 15.3(a).

     "DaimlerChrysler Call Option Closing" has the meaning set forth in Section 15.3(d)(i).

     "DaimlerChrysler Objection Notice" has the meaning set forth in Section
17.1.

     "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. L.
Section 18-101 et seq., as it may be amended from time to time, and any successor to the Delaware Act.

     "Dispute" has the meaning set forth in Section 18.19.

     "Dispute Notice" has the meaning set forth in Section 18.19(a).

     "Distribution" means each distribution made by the Company to a Unitholder, whether in cash, property or securities of the Company, and whether by liquidating distribution, redemption, repurchase or otherwise; provided that any recapitalization or exchange or conversion of securities of the Company and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units shall not be deemed a Distribution.

     "DOJ" has the meaning set forth in Section 15.1(d)(iii).

     "Employee Matters Agreement" means the Employee Matters Agreement, dated as of the date hereof, by and among DaimlerChrysler, the Company and Metaldyne.

     "Excess Tax Distributions" has the meaning set forth in Section 4.1(b)(ii).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

     "Facility" has the meaning set forth in the Formation Agreement.

     "Fair Market Value" means, with respect to any asset or equity interest, its fair market value determined according to Article XIV.

     "Final Balance Sheet" has the meaning set forth in Section 17.1.

     "Final Net Working Capital" means the dollar amount of current assets set forth on the Final Balance Sheet less the dollar amount of current liabilities set forth on the Final Balance Sheet.

     "Fiscal Quarter" means the three-month period beginning with the first day of the Fiscal Year and ending on the last day of the third month of such Fiscal Year and each three-month period thereafter.

     "Fiscal Year" means the Company's annual accounting period established pursuant to Section 8.2.

     "Formation Agreement" means the Joint Venture Formation Agreement, dated as of December 8, 2002, by and among the Company and the Initial Unitholders, as amended or modified from time to time in accordance with the terms thereof.

     "FTC" has the meaning set forth in Section 15.1(d)(iii).

     "GAAP" means generally accepted accounting principles in the United States in effect from time to time.

     "General Ledger" has the meaning set forth in Section 8.3(a).

     "Governmental Approvals" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice of or to, any Governmental Authority.

     "Governmental Authority" means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government or any agency or department or subdivision of any governmental authority, including the United States federal government or any state or local government.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent: (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) in respect of banker's acceptances; (iv) representing capital lease obligations; (v) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; and (vi) representing any interest rate or currency hedging obligations, if and to the extent any of the preceding items (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. In addition, "Indebtedness" includes (a) all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), (b) obligations with respect to self-insurance arrangements, including for workers' compensation, and (c) to the extent not otherwise included, the guarantee by such Person of any Indebtedness of others.


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                                      -7-


     "Indenture" means the Indenture, to be dated as of the date of the Metaldyne Call Option Closing, by and between Metaldyne and DaimlerChrysler, having substantially the terms set forth on Exhibit E and to be in a form mutually agreed by DaimlerChrysler and Metaldyne prior to the Closing Date (as defined in the Formation Agreement).

     "Initial Unitholders" means DaimlerChrysler and Metaldyne.

     "Interest" means the interest of a Unitholder in Profits, Losses, and Distributions.

     "International Qualified Collective Bargaining Agreement" means an agreement between DaimlerChrysler and the International UAW constituting the effective withdrawal of the Facility, including leased bargaining unit employees as provided in the Employee Matters Agreement and any employees hired and employed directly by the Company, from all terms and conditions of the DaimlerChrysler/UAW National Agreement (including all side letters), including, but not limited to, provisions regarding labor protection (including the so-called ESS (BEL), SWEL sub pay, and any other job security or job guarantee provisions), outsourcing restrictions, job relocation provisions, mandatory classification and training provisions, and all other national terms and conditions that would in any way limit the ability of the Company to operate the Facility in any manner following the Metaldyne Call Option Closing.

     "Inventory" has the meaning set forth in the Formation Agreement.

     "JV Period" means the period beginning on the date of this Operating Agreement and ending on the JV Termination Date.

     "JV Termination Date" means the date of the Metaldyne Call Option Closing, Metaldyne Put Option Closing or the DaimlerChrysler Call Option Closing, whichever occurs.

     "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed to or imposed by any Governmental Authority.

     "Leased Employees Qualified Collective Bargaining Agreements" means agreements entered into voluntarily, without arbitration or court order, between DaimlerChrysler and the International UAW, as well as any other unions, governing DaimlerChrysler employees who will or may be leased to the Company after the Metaldyne Call Option Closing, in form(s) satisfactory to Metaldyne in its sole discretion in respect of its operation of the Business.

     "Letter of Representations" has the meaning set forth in Section 15.2(d)(iii)(B).

     "Liens" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.


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                                      -8-


     "Local Qualified Collective Bargaining Agreements" means agreements entered into voluntarily, without arbitration or court order, between the Company and the International UAW and its Local 371, as well as any other unions, if any, representing employees to be hired by the Company at the Facility after the Metaldyne Call Option Closing, in form(s) satisfactory to Metaldyne in its sole discretion.

     "Loss" means, for each Taxable Year or other period, an amount equal to the Company's items of deduction and loss for such year or other period, determined in accordance with Section 703(a) of the Code (including all items of loss or deduction required to be stated separately under Section 703(a)(1) of the Code), with the following adjustments:

          (i) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures under Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Loss, will be considered an item of Loss;

          (ii) loss resulting from any disposition of any assets of the Company with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Value of such asset, notwithstanding that the adjusted tax basis of such asset may differ from its Book Value;

          (iii) in lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account depreciation, amortization and other cost recovery deductions for the Taxable Year or other period as determined in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g);

          (iv) any items of deduction and loss allocated pursuant to Section 4.4 hereof shall not be considered in determining Loss; and

          (v) any decrease to Capital Accounts as a result of any adjustment to the Book Value of Company assets pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) shall constitute an item of Loss.

     "Management Agreement" means that the Management Agreement, dated as of the date hereof, by and among the Company and the Initial Unitholders, as the same may be amended from time to time pursuant to the terms thereof.

     "Manager" means a Person duly elected to the Board who, for purposes of the Delaware Act, will be deemed a "manager" (as defined in the Delaware Act) but will be subject to the rights, obligations, limitations and duties set forth in this Operating Agreement.

     "Metaldyne" means Metaldyne Corporation, a Delaware corporation, and any successor.

     "Metaldyne Call Option" has the meaning set forth in Section 15.1(a).

     "Metaldyne Call Option Closing" has the meaning set forth in Section 15.1(d)(iv).

     "Metaldyne Call Option Notice" has the meaning set forth in Section 15.1(d)(i).

     "Metaldyne Call Option Notice Date" has the meaning set forth in Section 15.1(d)(i).

     "Metaldyne Material Adverse Change" means a change (or historical circumstance or event resulting in a prospective change) that is materially adverse with respect to the business, operations, assets, liabilities, results of operations, cash flows or financial condition of Metaldyne and its Subsidiaries, taken as a whole; provided, however, that any change (or historical circumstance or event resulting in a prospective change) that is generally applicable to (i) the industries and markets in which Metaldyne and its Subsidiaries operate their respective businesses, (ii) the United States or global economy or (iii) the United States securities markets shall be excluded from the determination of Metaldyne Material Adverse Change; and provided, further, that any change (or historical circumstance or event resulting in a prospective change) resulting from or arising out of the exercise or the consummation of the Metaldyne Call Option shall also be excluded from the determination of a Metaldyne Material Adverse Change.

     "Metaldyne Material Adverse Effect" means an effect (or historical circumstance or event involving a prospective effect) that is materially adverse with respect to the business, operations, assets, liabilities, results of operations, cash flows or financial condition of Metaldyne and its Subsidiaries, taken as a whole; provided, however, that any effect (or circumstance or event involving a prospective effect) that is generally applicable to (i) the industries and markets in which Metaldyne and its Subsidiaries operate their respective businesses, (ii) the United States or global economy or (iii) the United States securities markets shall be excluded from the determination of Metaldyne Material Adverse Effect; and provided, further, that any effect (or historical circumstance or event resulting in a prospective effect) resulting from or arising out of the exercise or the consummation of the Metaldyne Call Option shall also be excluded from the determination of a Metaldyne Material Adverse Effect.

     "Metaldyne Put Option" has the meaning set forth in Section 15.2(a).

     "Metaldyne Put Option Closing" has the meaning set forth in Section 15.2(d)(i).

     "Minimum Gain" means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(d).

     "Net Loss" means, for any period, the excess of items of Loss over items of Profit, if applicable, for such period determined without regard to any items of Profit or Loss allocated pursuant to Section 4.3.

     "Net Profit" means, for any period, the excess of items of Profit over items of Loss, if applicable, for such period determined without regard to any items of Profit or Loss allocated pursuant to Section 4.3.

     "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation
Section 1.704-2.

     "Notes" has the meaning set forth in Section 15.1(d)(v)(A)(3).

     "Officers" means each person designated as an officer of the Company to whom authority and duties have been delegated pursuant to Section 5.5, subject to any resolution of the Board appointing such person as an officer or relating to such appointment.

     "Ongoing Financial Statements" has the meaning set forth in Section 8.3(a).

     "Operating Agreement" means this Amended and Restated Operating Agreement, as amended or modified from time to time in accordance with the terms hereof.

     "Operating Budget and Capital Plan" means the operating budget and capital plan of the Company attached hereto as Exhibit I.

     "Permitted Transferee" means with respect to any Unitholder, (A) any wholly-owned Subsidiary of such Unitholder, (B) any other Unitholder or (C) any Permitted Transferee of any other Unitholder.

     "Person" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, firm, proprietorship or any other business entity or a Governmental Authority.

     "Proceeding" has the meaning set forth in Section 7.3.

     "Profit" means, for each Taxable Year or other period, an amount equal to the Company's taxable income and gain for such Taxable Year or other period, determined in accordance with Section 703(a) of the Code (including all items of income and gain required to be stated separately under Section 703(a)(1) of the
Code), with the following adjustments:

          (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss will be considered an item of profit;

          (ii) gain resulting from any disposition of any assets of the Company with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Value of such property, notwithstanding that the adjusted tax basis of such property may differ from its Book Value;

          (iii) any items allocated pursuant to Section 4.4 hereof shall not be considered in determining Profit; and

          (iv) any increase to Capital Accounts as a result of any adjustment to the Book Value of Company assets pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) shall constitute an item of Profit.

     "Qualified Collective Bargaining Agreement Date" means the first date on which (i) an International Qualified Collective Bargaining Agreement has been duly ratified voluntarily, without arbitration or court order, by the UAW, (ii) all Local Qualified Collective Bargaining Agreements have been duly ratified voluntarily, without arbitration or court order, by those individuals to whom

Metaldyne has made a conditional offer of employment at the Facility and (iii) legally enforceable and binding Leased Employees Qualified Collective Bargaining Agreements have been duly executed.

     "Relief Letter" has the meaning set forth in Section 8.3(a).

     "Regulatory Allocations" has the meaning set forth in Section 4.3(f).

     "Regulatory Challenge" has the meaning set forth in Section 15.1(d)(iii).

     "Related Agreement" means any contract, lease, agreement, instrument or other document that is or is to be entered into on or prior to the date hereof pursuant to, or in connection with, this Operating Agreement, including, without limitation, the Formation Agreement, the Employee Leasing Agreement, the Supply Agreement, the Management Agreement, the Securities Purchase Agreement, the Investor Rights Agreement, the Indenture and the Transition Services Agreement.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

     "Securities Purchase Agreement" means the Securities Purchase Agreement, to be dated as of the date of the Metaldyne Call Option Closing, by and among Metaldyne and the Class B Unitholders who receive Series A-1 Preferred Stock or Senior Subordinated Notes at the Metaldyne Call Option Closing, substantially in the form of Exhibit C.

     "Senior Subordinated Notes" means the $31,746,000 aggregate principal amount of Metaldyne's 10% Senior Subordinates Notes, in the form required by the Indenture.

     "Senior Subordinated Notes Registration Rights Agreement" means the Registration Rights Agreement, to be dated as of the date of the Metaldyne Call Option Closing, by and among Metaldyne and Class B Unitholders who receive Senior Subordinated Notes at the Metaldyne Call Option Closing, having substantially the terms set forth on Exhibit E and to be in a form mutually agreed by DaimlerChrysler and Metaldyne prior to the Closing Date (as defined in the Formation Agreement).

     "Series A-1 Preferred Stock" means Series A-1 Preferred Stock of Metaldyne having the terms set forth in the Certificate of Designations.

     "Series A-1 Preferred Stock Investor Rights Agreement" means the Investor Rights Agreement, to be dated as of the date of the Metaldyne Call Option Closing, by and among Metaldyne and the Class B Unitholders who receive Series A-1 Preferred Stock at the Metaldyne Call Option Closing, having substantially the terms set forth on Exhibit D and to be in a form mutually agreed by DaimlerChrysler and Metaldyne prior to the Closing Date (as defined in the Formation Agreement).

     "Series A-2 Preferred Stock" means Series A-2 Preferred Stock of Metaldyne having the terms set forth in the Certificate of Designations.

     "Shares" has the meaning set forth in Section 15.1(d)(v)(A)(4).

     "Subsidiary" means, with respect to any Person: (i) any other Person of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and (ii) any partnership or limited liability company (a) the sole general partner or member or the managing general partner or member of which is such Person or a Subsidiary of such Person or (b) the only general partners or members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Substituted Unitholder" means a Person that is admitted as a Unitholder to the Company pursuant to Section 11.1.

     "Supply Agreement" means the Supply Agreement, dated as of the date hereof, by and between the Company and DaimlerChrysler.

     "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments related to the Business, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, including any interest, penalties or additions to tax attributable thereto.

     "Tax Distribution" means a Distribution made pursuant to Section 4.1(b).

     "Tax Matters Partner" has the meaning set forth in Section 9.3.

     "Taxable Year" means the year of the Company for federal income tax purposes, which shall be the Company's Fiscal Year unless the Board determines otherwise in compliance with applicable Laws.

     "Transaction Documents" means the Formation Agreement, the Employee Leasing Agreement, the Supply Agreement, the Management Agreement, this Operating Agreement, the Securities Purchase Agreement, the Investor Rights Agreement, the Indenture, the Transition Services Agreement and any other Related Agreements.

     "Transfer" means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (including, without limitation, by operation of applicable Law) or the acts thereof. The terms "Transferee," "Transferred" and other forms of the word "Transfer" shall have correlative meanings.

     "Transition Services Agreement" means the Transition Services Agreement, to be dated as of the date of the Metaldyne Call Option Closing, by and between the Company and DaimlerChrysler, substantially in the form of Exhibit H.

     "Treasury Regulations" means the income tax regulations promulgated by the U.S. Treasury Department pursuant to the Code and effective as of the date hereof. Such term shall, at the Board's sole discretion, be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations (whether or not such amendments and corresponding provisions are mandatory or discretionary; provided, however, that if they are discretionary, the term "Treasury Regulations" shall not include them if including them would have a material adverse effect on any Unitholder).

     "UAW" means International Union, United Automobile, Aerospace and Agricultural Implement Workers of America.

     "Unit" means an Interest of a Unitholder or an Assignee representing a fractional part of the Interests of all Unitholders and Assignees and shall include Class A Units, Class B Units and any Additional Units; provided that any class or series of Units issued shall have relative rights, powers and duties set forth in this Operating Agreement and the Interest represented by such class or series of Units shall be determined in accordance with such relative rights, powers and duties set forth in this Operating Agreement.

     "Unitholder" means any Initial Unitholder and any Person admitted to the Company as an Additional Unitholder or Substituted Unitholder, in each case for so long as such Person is shown on the Company's books and records as the owner of one or more Units.

     "Unitholder Group" has the meaning set forth in Section 6.5.

     "Unitholder Minimum Gain" means the Company's "partner nonrecourse debt minimum gain" as defined in Treasury Regulation Section 1.704-2(i)(2).

     "Unitholder Nonrecourse Deductions" means "partner nonrecourse deductions" as defined in Treasury Regulation Section 1.704-2(i)(2).

     "Valuation Date" has the meaning set forth in Section 4.5.

     "Vice President Notice" has the meaning set forth in Section 18.19(a).

     SECTION 1.2 Rules of Construction.

     (a) Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context requires otherwise, the words "hereof," "herein" and "hereunder" and words of similar import shall refer to this Operating Agreement as a whole and not to any particular provision of this Operating Agreement.

     (b) A reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or reenacted.

     (c) The terms "dollars" and "$" shall mean United States dollars.

     (d) The term "including" shall be deemed to mean "including without limitation".

     (e) Article and section headings used in this Operating Agreement are for convenience of reference only and shall not affect the interpretation of this Operating Agreement.

     (f) This Operating Agreement is among financially sophisticated and knowledgeable parties and is entered into by the parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party who prepared, or caused the preparation of, this Operating Agreement or the relative bargaining power of the parties.

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

     SECTION 2.1 Formation. The Company has been organized as a Delaware limited liability company by the filing with the Secretary of State of the State of Delaware of the Certificate under and pursuant to the Delaware Act and shall be continued in accordance with this Operating Agreement. The rights and liabilities of the Unitholders shall be as provided in the Delaware Act, except as otherwise provided in this Operating Agreement.

     SECTION 2.2 The Certificate, Etc. The Certificate was filed with the Secretary of State of the State of Delaware on December 6, 2002. The Unitholders hereby agree to execute, file and record all such other certificates and documents, including amendments to the Certificate, and to do such other acts as may be reasonably necessary to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the Laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

     SECTION 2.3 Name. The name of the Company shall be "NC-M Chassis Systems, LLC". The Board in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all Unitholders. The Company's business may be conducted under its name and/or any other name or names deemed advisable by the Board.

     SECTION 2.4 Purpose.

     (a) General. Except as may be otherwise approved by the Board, the purpose and business of the Company shall be to engage in any lawful act or activity which may be conducted by a limited liability company formed pursuant to the Delaware Act and engaging in all activities, contracts and agreements related to or incidental to the above stated purposes as the Board may determine to be appropriate from time to time. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by applicable Law to a limited liability company organized under the Laws of the State of Delaware.

     (b) Board of Managers. Subject to the provisions of this Operating Agreement, (i) the Company may, with the approval of the Board when required herein, enter into and perform under any and all documents, agreements and instruments, all without any further act, vote or approval of any Unitholder; and (ii) the Board may authorize any Person (including any Unitholder or Officer) to enter into and perform under any document, agreement or instrument on behalf of the Company.

     SECTION 2.5 Powers of the Company. Subject to the provisions of this Operating Agreement (including, without limitation, Sections 3.2(j) and 5.3(g)), the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.4, including, without limitation, the power to do any and all of the following:

          (a) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

          (b) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

          (c) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Unitholder or any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to or incidental to the accomplishment of the purposes of the Company;

          (d) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a Unitholder or appointed as a manager thereof and to exercise the rights and perform the duties created thereby) or individuals or direct or indirect obligations of the United States of America or any other nation or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

          (e) to lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

          (f) to sue and be sued, complain and defend, and participate in administrative or other proceedings in its name;

          (g) to appoint employees, managers, contractors, advisors, attorneys, consultants and agents of the Company and define their duties and fix their compensation;

          (h) to indemnify any Person in accordance with the Delaware Act and to obtain any and all types of insurance;

          (i) to cease its activities and cancel its Certificate;

          (j) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

          (k) to borrow money and issue evidences of Indebtedness and guaranty indebtedness (whether of the Company or any of its Subsidiaries), and to secure the same by a mortgage, pledge or other Lien on the assets of the Company;

          (l) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities;

          (m) to act as a trustee, executor, nominee, bailee, director, officer, agent or in some other fiduciary capacity for any Person and exercise all the powers, duties, rights and responsibilities associated therewith;

          (n) to take any and all actions necessary or appropriate as trustee, executor, nominee, bailee, director, officer, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

          (o) to invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Operating Agreement;

          (p) to prepay in whole or in part, refinance, recast, increase, modify or extend any Indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such Indebtedness; and

          (q) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purposes of the Company.

     SECTION 2.6 Representations and Warranties of the Company. As of the date hereof, the Company by its execution of this Operating Agreement represents and warrants to each Initial Unitholder and acknowledges that:

          (a) Organization. The Company (i) is duly organized, validly existing and in good standing under the Laws of the State of Delaware and (ii) has full power and authority to enter into and perform its obligations under this Operating Agreement.

          (b) Authority; Enforceability. The execution and delivery by the Company of this Operating Agreement, and its performance and consummation of the transactions contemplated hereby, have been duly authorized by all requisite action. This Operating Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or other similar Laws of general applicability relating to or affecting creditors' rights from time to time in effect and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law.

          (c) Consents and Approvals. All authorizations, approvals and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all Governmental Authorities to permit the Company to issue the Units and to execute and deliver, and to perform its obligations under, and to consummate the transactions contemplated by, this Operating Agreement have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings are in full force and effect.

          (d) No Violations. Except as otherwise may be required by this Operating Agreement, neither the issuance of the Units by the Company, the execution or delivery by the Company of this Operating Agreement, the performance by the Company of its obligations hereunder, nor the consummation by the Company of the transactions contemplated hereby, will
     (i) conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any Law applicable to the Company, (ii) conflict with, violate or result in a breach of, or constitute a default under any of the terms, conditions or provisions of the Certificate, (iii) conflict with, violate or result in a material breach of, or constitute a material default under, any of the terms, conditions or provisions of any material loan agreement, indenture, trust deed or other agreement or instrument to which the Company is a party or by which it is bound, or (iv) result in the creation or imposition of any material Lien upon any material property or assets of the Company.

     SECTION 2.7 Foreign Qualification. The Board shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board, with all requirements necessary to qualify the Company as a foreign limited liability company in each jurisdiction other than the State of Delaware where such qualification is necessary in order to conduct the business of the Company. At the request of the Board or any Officer, each Unitholder shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Operating Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may or does conduct business.

     SECTION 2.8 Principal Office; Registered Office. The principal office of the Company shall be located at 1817 I Avenue, New Castle, Indiana 47362 or at such other place as the Board may from time to time designate, and all business and activities of the Company shall be deemed to have occurred at its principal office. The Company may maintain offices at such other place or places as the Board deems advisable. Notification of any such change shall be given to all Unitholders. The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by applicable Law. The registered agent of the Company for service of process in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by applicable Law.

     SECTION 2.9 Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of
Article XIII.

     SECTION 2.10 No State-Law Partnership. The Unitholders intend that the Company not be a partnership (including, without limitation, a limited partnership), and that no Unitholder be a partner of any other Unitholder by virtue of this Operating Agreement (except for tax purposes as set forth in the next succeeding sentence of this Section 2.10), and neither this Operating Agreement nor any other document entered into by the Company or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise. The Unitholders intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and that each Unitholder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. Without the vote of the holders of at least 66 2/3% of the outstanding Class A Units, the Company shall not make an election to be treated as a corporation for federal income tax purposes pursuant to Treasury Regulation
Section 301.7701-3 (or any successor regulation or provision) and, if applicable, state and local income tax purposes.

                                   ARTICLE III

                             UNITS; CAPITAL ACCOUNTS

     SECTION 3.1 Unitholders.

     (a) Generally. The name, address, number of Units of each class or series, Capital Contributions and Capital Account of each Unitholder are listed on Schedule A. Any reference in this Operating Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time. The Company and each Unitholder shall file all tax returns, including any schedules thereto, in a manner consistent with the Capital Accounts. Each Person listed on Schedule A, upon (i) his, her or its execution of this Operating Agreement or a counterpart thereto and (ii) receipt (or deemed receipt) by the Company of such Person's Capital Contribution as set forth on Schedule A, is hereby admitted to the Company as a Unitholder of the Company. Each Unitholder's interest in the Company, including such Unitholder's Interest in Profits, Losses and Distributions of the Company and the right to vote on certain matters as provided in this Operating Agreement, shall be represented by the Units owned by such Unitholder. The ownership of Units shall entitle each Unitholder to allocations of Profits, Losses and Distributions as set forth in Article IV hereof. The Board may in its discretion issue certificates to the Unitholders representing the Units held by each Unitholder.

     (b) Representations and Warranties of Unitholders. Each Initial Unitholder, as of the date hereof by its execution of this Operating Agreement, each other Unitholder, as of the date of and by its acceptance of any Units, represents and warrants to the Company and acknowledges that:

          (i) Organization. Such Unitholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has full power and authority to enter into and perform its obligations under this Operating Agreement;

          (ii) Authority; Enforceability. The execution and delivery by such Unitholder of this Operating Agreement, and its performance and consummation of the transactions contemplated hereby, have been duly authorized by all requisite action. This Operating Agreement constitutes a valid and legally binding obligation of such Unitholder, enforceable against such Unitholder in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or other similar Laws of general applicability relating to or affecting creditors' rights from time to time in effect and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law.

          (iii) Consents and Approvals. All authorizations, approvals and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all Governmental Authorities to permit such Unitholder to acquire its Units and to execute and deliver, and to perform its obligations under, and to consummate the transactions contemplated by, this Operating Agreement have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings are in full force and effect.

          (iv) No Violations. Except as otherwise may be required by this Operating Agreement, neither the acquisition by such Unitholder of the Units being acquired by it, the execution or delivery by such Unitholder of this Operating Agreement, the performance by such Unitholder of its obligations hereunder, nor the consummation by such Unitholder of the transactions contemplated hereby, will (A) conflict with, violate or result in a breach of any of the terms, conditions or provisions of any Law applicable to such Unitholder, (B) conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of its charter documents, (C) conflict with, violate or result in a material breach of, or constitute a material default under, any of the terms, conditions or provisions of any material loan agreement, indenture, trust deed or other agreement or instrument to which such Unitholder is a party or by which it is bound, or (D) result in the creation or imposition of any material Lien upon any material property or assets of such Unitholder.

     (c) No Liability of Unitholders.

          (i) Except as otherwise set forth in this Operating Agreement or required by applicable Law, no Unitholder shall have any personal liability whatsoever in such Unitholder's capacity as a Unitholder, whether to the Company, to any of the other Unitholders, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Each Unitholder shall be liable only to make such Unitholder's Capital Contribution to the Company, if any, and the other payments provided expressly herein.

          (ii) In accordance with the Delaware Act and the Laws of the State of Delaware, a Unitholder may, under certain circumstances, be required to return amounts previously distributed to such Unitholder. It is the intent of the Unitholders that no distribution to any Unitholder pursuant to
     Article IV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or distribution of any such property to a Unitholder shall be deemed to be a compromise within the meaning of the Delaware Act, and the Unitholder receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Operating Agreement, any Unitholder is obligated to make any such payment, such obligation shall be the obligation of such Unitholder and not of any other Unitholder.

     SECTION 3.2 Unitholder Meetings.

     (a) Voting of Unitholders.

          (i) The Class A Unitholders shall be entitled to vote on all matters submitted to the Unitholders for a vote, with each Class A Unit entitled to one vote. Except as otherwise required by applicable Law, or as provided below, the Class B Unitholders shall not be entitled to vote on any matters submitted to the Unitholders for a vote, except that the Class B Unitholders shall be entitled to vote separately as a class, with each Class B Unit entitled to one vote, on each of the following matters:

               (A) any action (including, without limitation, any repeal, amendment or modification to the Company's Certificate or this Operating Agreement) if such action materially and adversely changes any rights, privileges and preferences of the Class B Unitholders;

               (B) any increase in the number of Class B Units; or

               (C) the creation of any new class or series of Units, or reclassification of any Units on parity with or having a preference or priority over the Class B Units as to voting, dividend, or liquidation rights.

          (ii) A quorum shall be present at a meeting of Unitholders if the holders of a majority of the outstanding Class A Units are present at the meeting in person or by proxy and, if the Class B Unitholders are entitled to vote separately as a class on any matter to be decided at such meeting, if the holders of a majority of the outstanding Class B Units are present at the meeting of the Unitholders in person or by proxy.

          (iii) Except as otherwise provided for in this Operating Agreement (including, without limitation, in Section 3.2(j)) or required by applicable Law, all matters to be voted on by the Unitholders shall require the vote of the holders of a majority of the outstanding Class A Units present at a duly held meeting of Unitholders at which a quorum is present, and if the Class B Unitholders are entitled to vote separately as a class on any matter to be decided at a meeting, all matters to be voted on by the holders of Class B Units shall require the vote of the holders of a majority of the outstanding Class B Units present at a duly held meeting of the Unitholders at which a quorum of the holders of Class B Units is present. With respect to any matter, other than a matter for which the vote of the holders of a specified portion of all Class A Unitholders is expressly required by this Operating Agreement or applicable Law, the vote of the holders of a majority of the outstanding Class A Units present at a duly held meeting of Unitholders at which a quorum is present or, if the Class B Unitholders are entitled to vote separately as a class on any matter to be decided at a meeting, the vote of the holders of a majority of the outstanding Class B Units present at a duly held meeting of the Unitholders at which a quorum of the holders of Class B Units is present shall be the act of the Unitholders.

     (b) Place. All meetings of the Unitholders shall be held at the principal place of business of the Company or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof; provided, however, that any or all Unitholders participating in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 3.3(d) shall be deemed present at the meeting.

     (c) Adjournment. Notwithstanding the other provisions of the Certificate or this Operating Agreement, the chairman of the meeting or the holders of 66 2/3% of the outstanding Class A Units present at the meeting shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Class A Unitholders, such time and place shall be determined by a vote of the holders of 66 2/3% of the outstanding Class A Units present at such meeting. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

     (d) Annual Meeting. An annual meeting of Unitholders, for the election of the Managers and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date and at such time as the Board shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the date of formation of the Company, in the case of the first annual meeting of Unitholders, or the last annual meeting of Unitholders, in all other cases.

     (e) Special Meetings. Special meetings of the Unitholders for any proper purpose or purposes may be called at any time by the Board or the holders of 33 1/3% of the outstanding Class A Units or, if any matter arises as to which the holders of the Class B Units are entitled to vote, the holders of 33 1/3% of the outstanding Class B Units. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Class A Unitholders or Class B Unitholders, as the case may be, entitled to call a special meeting is the date any Class A Unitholder or Class B Unitholder, as the case may be, first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by this Operating Agreement may be conducted at a special meeting of Unitholders.

     (f) Notice. A written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than three (3) Business Days or more than thirty (30) days before the date of the meeting, either personally, by mail or by facsimile, by or at the direction of the Board or the Class A Unitholders or Class B Unitholders, as the case may be, calling the meeting to each Unitholder. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to each Unitholder at its address provided for in the Company's books and records, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any Unitholder may waive any such notice at any time in writing.

     (g) Record Date. The date on which notice of a meeting of Unitholders is mailed or the date on which the resolution of the Board declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Unitholders entitled to notice of or to vote at such meeting (including any adjournment thereof) or the Unitholders entitled to receive such distribution.

     (h) Proxies. A Unitholder may vote either in person or by proxy executed in writing by such Unitholder. A telegram, telex, cablegram, electronic delivery or similar transmission by such Unitholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by such Unitholder, shall be treated as an execution in writing for purposes of this Section 3.2(h). Proxies for use at any meeting of Unitholders or in connection with the taking of any action by written consent pursuant to Section 3.3 shall be filed with the secretary of the Company, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the Company, who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; provided that if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Units that are the subject of such proxy are to be voted with respect to such issue.

     (i) Conduct of Unitholder Meetings. All meetings of the Unitholders shall be presided over by the chairman of the meeting, who shall be one of the Chairman or Vice Chairman (or a repre-sentative thereof). The chairman of any meeting of Unitholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

     (j) Actions Requiring Supermajority Unitholder Approval. Notwithstanding any other provision of this Operating Agreement, in addition to any vote required by applicable Law, the vote of the holders of at least 66 2/3% of the outstanding Class A Units shall be required to authorize the Company to take any of the actions set forth on Exhibit B (and such vote shall be required for the Company to take any action in its capacity as holder of voting securities of any of its Subsidiaries with respect to any substantially similar actions proposed to be taken by or with respect to such Subsidiary). The Company shall take any and all actions as may be necessary or desirable to ensure that each Subsidiary of the Company, before taking any actions substantially similar to those set forth on Exhibit B, must receive the consent of the Company in its capacity as holder of voting securities of such Subsidiary.

     SECTION 3.3 Action of Unitholders by Written Consent or Telephone
Conference.

     (a) Written Consent in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of Unitholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Class A Unitholders or Class B Unitholders, as applicable, holding not less than the minimum percentage of Class A Units or Class B Units, as applicable, that would be necessary to take such action at a meeting at which all Class A Unitholders or Class B Unitholders, as applicable, entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each Class A Unitholder or Class B Unitholder, as applicable, who signs the consent. No written consent shall be effective to take the action that is the subject to the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Company in the manner required by this
Section 3.3(a), a consent or consents signed by the Class A Unitholders or Class B Unitholders, as applicable, holding not less than the minimum percentage of Class A Units or Class B Units, as applicable, that would be necessary to take the action that is the subject of the consent are delivered to the Company by delivery to its registered office, its principal place of business or the secretary of the Company. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the secretary of the Company. A telegram, telex, cablegram, electronic delivery or similar transmission by a Class A Unitholder or Class B Unitholder, as applicable, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Class A Unitholder or Class B Unitholder, as applicable, shall be regarded as signed by the Class A Unitholder or Class B Unitholder, as applicable, for purposes of this Section 3.3(a). Prompt notice of the taking of any action, including a statement of the action taken, by the Unitholders without a meeting shall be given to each Unitholder at its address provided for in the Company's books and records, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

     (b) Record Date. The record date for determining Unitholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in the manner required by Section 3.3(a).

     (c) Filings. If any action by Unitholders is taken by written consent, any certificate or documents filed with the Secretary of State of Delaware as a result of the taking of the action shall state, in lieu of any statement required by the Delaware Act concerning any vote of Unitholders, that written consent has been given in accordance with the provisions of the Delaware Act and that any written notice required by the Delaware Act has been given.

     (d) Telephone Conference. Unitholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     SECTION 3.4 Capital Accounts. A separate Capital Account will be maintained for each Unitholder in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). Consistent therewith, the Capital Account of each Unitholder will be determined and adjusted as follows:

     (a) Each Unitholder's Capital Account will be credited with:

          (i) any contributions of cash made by such Unitholder to the capital of the Company plus the Fair Market Value of any property contributed by such Unitholder to the capital of the Company (net of any liabilities to which such property is subject or which are assumed by the Company in connection with the contribution);

          (ii) the Unitholder's distributive share of Net Profit, Profit and items thereof; and

          (iii) any other increases required by Treasury Regulation Section 1.704-1(b)(2)(iv).

     (b) Each Unitholder's Capital Account will be debited with:

          (i) any distributions of cash made from the Company to such Unitholder plus the Fair Market Value of any property distributed in kind to such Unitholder (net of any liabilities to which such property is subject or which are assumed by such Unitholder in connection with the distribution);

          (ii) the Unitholder's distributive share of Net Loss, Loss and items thereof; and

          (iii) any other decreases required by Treasury Regulation Section 1.704-1(b)(2)(iv).

The provisions of this Section 3.4 relating to the maintenance of Capital Accounts have been included in this Operating Agreement to comply with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder and will be interpreted and applied in a manner consistent with those provisions.

     SECTION 3.5 Negative Capital Accounts. No Unitholder shall be required to pay to any other Unitholder or the Company any deficit or negative balance which may exist from time to time in such Unitholder's Capital Account (including upon and after dissolution of the Company).

     SECTION 3.6 No Withdrawal. No Person shall be entitled to withdraw any part of such Person's Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.

     SECTION 3.7 Certificates. The interest owned by each of the Unitholders (denominated in Units) shall be evidenced by one or more certificates. Each certificate shall be executed by the Secretary of the Company (or other individual designated by the Board).

     SECTION 3.8 Register. The Company shall keep or cause to be kept a register in which, subject to such regulations as the Board may adopt, the Company will provide for the registration of Units and the registration of Transfers of Units. Upon surrender for registration of Transfer of any Certificate, and subject to the further provisions of Section 3.7 and this Section 3.8 and the limitations on Transfer contained elsewhere in this Operating Agreement, the Company will cause the execution, in the name of the registered holder or the designated transferee, of one or more new Certificates evidencing the same aggregate number of Units as did the Certificate surrendered or such other number as is appropriate in the event such Transfer is pursuant to exercise of a call option or put option pursuant to Article XV. Every Certificate surrendered for registration of Transfer shall be duly endorsed, or be accompanied by a written instrument of Transfer in form satisfactory to the Board, duly executed by the registered holder thereof or such holder's authorized attorney.

     SECTION 3.9 New Certificates. The Company shall issue a new certificate in place of any Certificate previously issued if the record holder of the certificate (a) makes proof by affidavit, in form and substance satisfactory to the Board, that a previously issued certificate has been lost, destroyed or stolen, (b) requests the issuance of a new certificate before the Company has received notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim, (c) if requested by the Board, delivers to the Company a bond, in form and substance satisfactory to the Board, with such surety or sureties and with fixed or open liability as the Board may direct, to indemnify the Company, as registrar, against any claim that may be made on account of the alleged loss, destruction or theft of the certificate, and (d) satisfies any other reasonable requirements imposed by the Board.

     SECTION 3.10 Interest as a Security. A Unit in the Company evidenced by a certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in the State of Delaware or any other applicable jurisdiction. The Laws of the State of Delaware shall constitute the local law of the Company's jurisdiction in its capacity as the issuer of Units.

     SECTION 3.11 Restrictive Legend. In addition to any other legends required by applicable Law, each certificate evidencing any Unit shall bear a legend reflecting the restrictions on the Transfer of such Unit contained in this Operating Agreement in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE AMENDED AND RESTATED OPERATING AGREEMENT OF NC-M CHASSIS SYSTEMS, LLC (THE "COMPANY"). A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY.

                                   ARTICLE IV

                   DISTRIBUTIONS; REDEMPTIONS AND ALLOCATIONS

     SECTION 4.1 Distributions.

     (a) Distributions Generally. Subject to compliance with the provisions of this Operating Agreement (including, without limitation, Sections 3.2(j) and 5.3(g)) and Section 18-607 of the Delaware Act, except as otherwise set forth in this Section 4.1, the Board may cause the Company to make Distributions at any time or from time to time. All Distributions shall be made only in the following order and priority:

          (i) FIRST, to the Class B Unitholders, up to an amount equal to the Class B Unreturned Capital as of the time of such Distribution, allocated pro rata among the Class B Unitholders based on the respective number of Class B Units owned by each Class B Unitholder, and no Distribution or any portion thereof may be made pursuant to Section 4.1(a)(ii) until the entire amount of Class B Unreturned Capital as of the time of such Distribution has been paid in full.

          (ii) THEREAFTER, to the Class A Unitholders, all remaining amounts, allocated pro rata among the Class A Unitholders based on the respective balances of the Capital Account of each Class A Unitholder.

     (b) Tax Distributions.

          (i) So long as the Company is treated as a partnership for federal, state or local income tax purposes the Company shall distribute to each Unitholder after the end of each Taxable Year (but no later than the date the Company files its federal income tax return), to the extent that funds are legally available therefor, an amount of cash which in the good faith judgment of the Board equals the excess, if any, of (A) the product of (x) the amount of taxable income allocable to such Unitholder in respect of the period beginning on the first day of such Taxable Year and ending at the close of such Taxable Year, multiplied by (y) the combined maximum federal, state and local income tax rate to be applied with respect to such taxable income (calculated by using the highest maximum combined marginal federal, state and local income tax rates to which such Unitholder may be subject and taking into account the deductibility of state and local income tax for federal income tax purposes) for such

     Taxable Year (making an appropriate adjustment for any rate changes that take place during such Taxable Year) over (B) the sum of (x) all prior Tax Distributions made to such Unitholder during such Taxable Year and (y) all Distributions made to such Unitholder prior to the close of such Taxable Year pursuant to Section 4.1(a)(ii).

          (ii) So long as the Company is treated as a partnership for federal, state or local income tax purposes, to the extent funds are legally available therefor, the Company shall distribute to each Unitholder:

               (A) after the end of the first quarter of each Taxable Year of the Company, 25% of the amount the Company estimates that it will be required to distribute to each Unitholder in respect of such Taxable Year pursuant to Section 4.1(b)(i);

               (B) after the end of the second quarter of each Taxable Year of the Company, (x) 50% of the amount the Company estimates that it will be required to distribute to each Unitholder in respect of such Taxable Year pursuant to Section 4.1(b)(i) (determined without regard to the amount of any Tax Distributions made pursuant to this Section 4.1(b)(ii)), less (y) the amount distributed to such Unitholder pursuant to Section 4.1(b)(ii)(A) for the first quarter of such Taxable Year; and

               (C) after the end of the third quarter of each Taxable Year of the Company, (x) 75% of the amount the Company estimates that it will be required to distribute to each Unitholder in respect of such Taxable Year pursuant to Section 4.1(b)(i) (determined without regard to the amount of any Tax Distributions made pursuant to this Section 4.1(b)(ii)), less (y) the sum of the amounts distributed to such Unitholder pursuant to Section 4.1(b)(ii)(A) and (B) for the first and second quarters of such Taxable Year.

     If the total amount of the Distributions made by the Company to any Unitholder pursuant to this Section 4.1(b)(ii) with respect to the first three quarters of any Taxable Year exceeds the amount that the Company is required to distribute to such Unitholder pursuant to Section 4.1(b)(i) for such Taxable Year (such excess, the "Excess Tax Distributions"), then each Unitholder shall return to the Company the Excess Tax Distributions for such Taxable Year within thirty (30) days of receipt of notice from the Company that the return of such Excess Tax Distributions is required.

          (iii) If the Company does not have funds legally available to distribute on a timely basis the full Tax Distributions required pursuant to this Section 4.1(b), then: (A) Tax Distributions shall be made to the Unitholders in proportion to the Tax Distributions they would have received had the full amount of funds been legally available; and (B) the unpaid amount shall (x) carry forward and be paid by the Company as soon as the Company has funds legally available and (y) bear interest at a rate of 8% from the date the unpaid amount would have been paid had the full amount of funds been legally available until the date such unpaid amount is paid.

     (c) Persons Receiving Distributions. Each Distribution shall be made to the Persons shown on the Company's books and records as Unitholders as of the date of such Distribution; pro-vided, however, that any transferor and Permitted Transferee of Units may mutually agree as to which of them should receive payment of any Distribution under this Section 4.1.

         SECTION 4.2 Allocations. The following allocations shall be made for each Taxable Year of after all allocations pursuant to Section 4.3 for such Taxable Year:

     (a) Net Profit for a Taxable Year shall be allocated:

          (i) First, to the Class A Unitholders pro rata based on the respective number of Class A Units owned by each Class A Unitholder, to the extent of any excess of Net Losses allocated to the Class A Unitholders under Section 4.2(b)(iv) for prior periods over Net Profits allocated to the Class A Unitholders under this Section 4.2(a)(i) for prior periods;

          (ii) Second, to the Class B Unitholders pro rata based on the respective number of Class B Units owned by each Class B Unitholder, to the extent of any excess of Net Losses allocated to the Class B Unitholders under Section 4.2(b)(iii) for prior periods over Net Profits allocated to the Class B Unitholders under this Section 4.2(a)(ii) for prior periods;

          (iii) Third, to the Class A Unitholders pro rata based on the respective number of Class A Units owned by each Class A Unitholder, to the extent of any excess of Net Losses allocated to the Class A Unitholders under Section 4.2(b)(ii) for prior periods over Net Profits allocated to the Class A Unitholders under this Section 4.2(a)(iii) for prior periods;

          (iv) Fourth, to DaimlerChrysler, to the extent of any excess of Net Losses allocated to DaimlerChrysler under Section 4.2(b)(i) for prior periods over Net Profits allocated to DaimlerChrysler under this Section 4.2(a)(iv) for prior periods; and

          (v) Fifth, to the Class A Unitholders pro rata based on the respective number of Class A Units owned by each Class A Unitholder.

          (b) Net Loss for a Taxable Year shall be allocated:

          (i) First, to DaimlerChrysler, to the extent of any excess of (A) the sum of DaimlerChrysler's Additional Contributions under Article XVI and any Net Profits allocated to DaimlerChrysler under Section 4.2(a)(iv), over (B) Net Losses allocated to DaimlerChrysler under this Section 4.2(b)(i) for prior periods;

          (ii) Second, to the Class A Unitholders pro rata based on, and to the extent of, the positive balances of their Capital Accounts, excluding any Class B Unreturned Capital;

          (iii) Third, to the Class B Unitholders, to the extent of the remaining balance in its Capital Account; and

          (iv) Fourth, the Class A Unitholders pro rata based on the respective number of Class A Units owned by each Class A Unitholder.

     SECTION 4.3 Special Allocations. The following special allocations shall, except as otherwise provided, be made in the following order:

          (a) Notwithstanding any other provision of this Article IV, if there is a net decrease in Company Minimum Gain or in any Unitholder Minimum Gain during any Taxable Year of the Company, prior to any other allocation pursuant hereto, such Unitholder shall be specially allocated items of Company Profit for such year (and, if necessary, subsequent years) in an amount and manner required by Treasury Regulation Sections 1.704-2(f) or 1.704-2(i)(4), as appropriate. The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2 in compliance with such Treasury Regulations.

          (b) Any Unitholder who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes or increases a negative balance in his or its Capital Account shall be allocated items of Profit sufficient to eliminate the negative balance in its Capital Account, as quickly as possible, to the extent and in the manner required by Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

          (c) Nonrecourse Deductions for any Taxable Year of the Company or other period shall be allocated (as nearly as possible) under Treasury Regulation Section 1.704-2 to the Class A Unitholders pro rata in proportion to their respective ownership of Class A Units.

          (d) Any Unitholder Nonrecourse Deductions for any Taxable Year of the Company or other period shall be allocated to the Unitholder that made or guaranteed or is otherwise liable with respect to the loan to which such Unitholder Nonrecourse Deductions are attributable in accordance with principles under Treasury Regulation Section 1.704-2(i).

          (e) No allocation of Loss shall be made to any Unitholder if, as a result of such allocation, such Unitholder would have an Adjusted Capital Account Deficit. Any such disallowed allocation shall be made to the Unitholders entitled to receive such allocation under Treasury Regulation
     Section 1.704-1 in proportion to their respective ownership of Class A Units first (to the extent allowable under Treasury Regulation Section 1.704-1) and thereafter in proportion to their respective ownership of Class B Units.

          (f) The allocations set forth in Sections 4.3(a) through (e) (the "Regulatory Allocations") are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Unitholders intend to allocate Profit and Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this
     Article IV, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Unitholders anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Unitholders so that the net amount of the Regulatory Allocations and such special allocations to each such Unitholder is zero.

     SECTION 4.4 Tax Allocations.

     (a) Except as otherwise provided in this Operating Agreement, all items of Company income, gain, loss, deduction and any other allocation not otherwise provided for shall be divided among the Unitholders in the same proportions as they share the corresponding item of Profit and Loss, as the case may be, for the Taxable Year.

     (b) Items of Company taxable income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value under the traditional method as set forth in Treasury Regulation Section 1.704-3(b).

     (c) If the Book Value of any Company asset is adjusted pursuant to the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f) subsequent allocations of items of taxable income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) under the traditional method as set forth in Treasury Regulation Section 1.704-3(b).

     (d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

     (e) Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder's Capital Account or Interest in Profits, Losses, Distributions, or other Company items pursuant to any provision of this Operating Agreement.

     SECTION 4.5 Adjustment of Book Value of Assets. The Board shall adjust the Book Value of each of the assets of the Company to equal such asset's gross Fair Market Value in a manner consistent with Section 14.2 immediately prior to the occurrence of each of the following events (the date of each such event, a "Valuation Date"): (i) the acquisition of Units by any Unitholder in connection with a contribution of money or other property (other than a de minimis amount);
(ii) the liquidation of the Company within the meaning of Treasury Regulation
Section 1.704-1(b)(2)(ii)(g) (other than a deemed liquidation described in Treasury Regulation Section 1.704-1(b)(2)(iv)(l)) or (iii) any Distribution of money or other property (other than a de minimis amount) by the Company to a withdrawing or continuing Unitholder as consideration for an Interest in the Company.

     SECTION 4.6 Indemnification for Payments on Behalf of a Unitholder. If the Company is required by applicable Law to make any payment that is specifically attributable to a Unitholder or a Unitholder's status as such (including federal withholding taxes, state personal property taxes and state unincorporated business taxes), the Company shall treat such payment as a Distribution to such Unitholder for all purposes (including, for the avoidance of doubt, a Tax Distribution made pursuant to Section 4.1(b)). If there are insufficient amounts otherwise distributable to such Unitholder to be fully offset by such payment, then such Unitholder shall indemnify the Company in full for the entire amount not so offset (including interest, penalties and related expenses). The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 4.6, including instituting a lawsuit to collect such indemnification with interest calculated at a rate equal to 8% per annum, compounded as of the last day of each year (but not in excess of the highest rate per annum permitted by applicable Law).

                                    ARTICLE V

                           BOARD OF MANAGERS; OFFICERS

     SECTION 5.1 Management by the Board of Managers.

     (a) Unitholders Elect Board. The Unitholders shall not manage and control the business and affairs of the Company, except for situations in which the approval of the Unitholders is required by this Operating Agreement (including, without limitation, Section 3.2(j)) or non-waivable provisions of applicable Law. The Board shall be elected by the Unitholders pursuant to Section 5.2(a).

     (b) Authority of Board of Managers.

          (i) Except for situations in which the approval of the Unitholders is required by this Operating Agreement (including, without limitation, Section 3.2(j)) or non-waivable provisions of applicable Law, subject to the provisions of Section 5.1(b)(ii), (x) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board and (y) the Board shall have all power and rights necessary, appropriate or advisable to effectuate and carry out all decisions and take all actions for the Company not otherwise provided for in this Operating Agreement, including, without limitation, the following:

               (A) entering into, making and performing contracts, agreements and other undertakings binding the Company that may be necessary, appropriate or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

               (B) maintaining the assets of the Company in good order;

               (C) collecting sums due the Company;

               (D) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

               (E) to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

               (F) acquiring, utilizing for Company purposes and disposing of any asset of the Company;

               (G) hiring and employing executives, Officers, supervisors and other employees of, and consultants to, the Company;

               (H) selecting, removing and changing the authority and responsibility of lawyers, accountants and other advisers and consultants;

               (I) entering into guaranties on behalf of the Company's Subsidiaries;

               (J) obtaining insurance for the Company;

               (K) determining Distributions of cash and other property of the Company as provided in Article IV;

               (L) establishing reserves for commitments and obligations (contingent or otherwise) of the Company; and

               (M) establishing a seal for the Company.

          (ii) The Board may act (A) by resolutions adopted at a meeting duly held and by written consents pursuant to Section 5.3, (B) by delegating power and authority to committees pursuant to Section 5.4(a) and (b), (C) by delegating power and authority to one or more Persons (including any Manager) pursuant to Section 5.4(c) and (D) by delegating power and authority to any Officer pursuant to Section 5.5(a).

          (iii) Each Unitholder acknowledges and agrees that no Manager shall, as a result of being a Manager (as such), be bound to devote all of his business time to the affairs of the Company, and that he and his Affiliates do and will continue to engage for their own account and for the accounts of others in other business ventures. Each Unitholder further acknowledges and agrees that no Unitholder shall, as a result of being a Unitholder (as such), be bound to devote all of its business time to the affairs of the Company, and that it and its Affiliates do and will continue to engage for their own account and for the accounts of others in other business ventures.

     SECTION 5.2 Composition and Election of the Board of Managers.

     (a) Number and Election. The number of Managers on the Board shall be nine
(9). The Managers shall be designated as follows:

          (i) five (5) Managers will be designated by DaimlerChrysler; and

          (ii) four (4) Managers will be designated by Metaldyne.

     The initial Managers designated by DaimlerChrysler shall be [ ]. The initial Managers designated by Metaldyne shall be [ ]. Each Class A Unitholder agrees to vote all of its Class A Units at any annual or special meeting of Unitholders called for the purpose of electing Managers to the Board, on in any written consent executed in lieu of such a meeting of Unitholders, in favor of the individuals designated by DaimlerChrysler and Metaldyne in accordance with this Section 5.2 (including any replacements designated pursuant to Section 5.2(d)), and to take any and all other actions as may be necessary or desirable to ensure that the Board is comprised in accordance with the foregoing at all times.

     (b) Term. Members of the Board shall serve until their resignation, death or removal or the election of their successors in accordance with the terms hereof. Members of the Board need not be Unitholders and need not be residents of the State of Delaware. A member of the Board may resign as such by delivering his, her or its written resignation to the Company at the Company's principal office addressed to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     (c) Removal and Resignation. Any Manager may be removed at any time, with or without cause, by the Person or Persons entitled to designate such Manager pursuant to Section 5.2(a). Any Manager or the entire Board may be removed at any time, for "cause" (as defined below), by the vote of the holders of 66 2/3% of Class A Units. For the purposes of this Section 5.2(c), "cause" shall mean the conviction of any felony. Each Class A Unitholder agrees that it will not vote any of its Class A Units at any annual or special meeting of Unitholders, or in any written consent executed in lieu of such a meeting of Unitholders, in favor of the removal of any Manager who shall have been designated pursuant to
Section 5.2(a) unless (i) such removal shall be for cause or (ii) the Person or Persons entitled to designate such Manager shall have requested or consented to such removal in writing. Each Class A Unitholder agrees to vote all of its Class A Units at any annual or special meeting of Unitholders called for the purpose of removing a Manager from the Board, or in any written consent executed in lieu of such a meeting of Unitholders, in favor of the removal of any Manager who shall have been designated pursuant to Section 5.2(a) if the Person or Persons entitled to designate such Manager shall have requested or consented to such removal in writing.

     (d) Vacancies. If there shall exist or occur any vacancy on the Board as a result of the resignation, death or removal, with or without cause, of a Manager, the Person or Persons entitled under Section 5.2(a) to designate such Manager whose resignation, death or removal resulted in such vacancy may designate another individual to fill such vacancy and serve as a Manager on the Board. The Board shall appoint each Manager so designated to fill such vacancy and such Manager hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal as provided herein.

     (e) Reimbursement. The Company shall pay all reimbursable out-of-pocket costs and expenses incurred by each member of the Board incurred in the course of their service hereunder, including in connection with attending regular and special meetings of the Board, any board of managers or board of directors of any of the Company's Subsidiaries and any committee thereof.

     (f) Compensation of Managers. Managers shall receive no compensation for serving in such capacity.

     SECTION 5.3 Board Meetings and Actions by Written Consent.

     (a) Quorum; Voting. A majority of the total number of Managers must be present (including pursuant to Section 5.3(g)) in order to constitute a quorum for the transaction of business of the Board. Except as otherwise provided in this Operating Agreement (including, without limitation, in Section 5.3(g)), the act of a majority of the Managers present at a duly held meeting of the Board at which a quorum is present shall be the act of the Board.

     (b) Place; Attendance. Meetings of the Board may be held at such place or places as shall be determined from time to time by resolution of the Board. All meetings of the Board shall be presided over by a Chairman who shall be a Manager designated by DaimlerChrysler from time to time (and not unreasonably objected to by Metaldyne). At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     (c) Special Meetings. Special meetings of the Board may be called by any Manager on at least 48 hours' notice to each other Manager. Such notice need not state the purpose or purposes of, or the business to be transacted at, such meeting, except as may otherwise be required by applicable Law or provided for in this Operating Agreement. Any Manager may waive any such notice at any time in writing.

     (d) Time, Place and Notice. Notice of regular meetings of the Board or of any adjourned regular meeting will be given in writing at least ten (10) Business Days prior to such meeting, unless otherwise agreed in writing by each Unitholder. Notices of special meetings of the Board or of any adjourned special meeting will be faxed to each Manager addressed to him or her at his or her residence or usual place of business, so as to be received at least two (2) Business Days before the day on which such meeting is to be held. Such notice will include the purpose, time and place of such meeting and will set forth in reasonable detail the matters to be considered at such meeting. However, notice of any such meeting need not be given to any Manager if such notice is waived by him or her in writing, whether before or after such meeting is held, or if he or she is present at such meeting (unless such Manager objects, before any business is conducted thereat, to the holding of such meeting without due notice), or with respect to a regular meeting scheduled at a meeting of the Board held at least twenty (20) calendar days prior to the date of a subsequent meeting.

     (e) Chairman and Vice Chairman. The Board shall designate one of the Managers to serve as Chairman and a different Manager to serve as Vice Chairman. The Chairman shall preside at all meetings of the Board. If the Chairman is absent at any meeting of the Board, the Vice Chairman shall preside over such Board meeting. If the Chairman and Vice Chairman are absent, the Managers present shall designate a member to serve as interim chairman for that meeting.

     (f) Action by Written Consent or Telephone Conference. Any action permitted or required by the Delaware Act, the Certificate or this Operating Agreement to be taken at a meeting of the Board or any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Managers or members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or any such committee, as the case may be. Subject to the requirements of the Delaware Act, the Certificate or this Operating Agreement for notice of meetings, unless otherwise restricted by the Certificate, the Managers or members of any committee designated by the Board may participate in and hold a meeting of the Board or any committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     (g) Board Actions Requiring Supermajority Approval. Notwithstanding any other provision of this Operating Agreement, the vote of at least 66 2/3% of the total number of Managers shall be required for the Board to approve any of the actions set forth on Exhibit A (and such vote shall be required for the Company to take any action in its capacity as holder of voting securities of any of its Subsidiaries with respect to any substantially similar actions proposed to be taken by or with respect to such Subsidiary). The Company shall take any and all actions as may be necessary or desirable to ensure that each Subsidiary of the Company, before taking any actions substantially similar to those set forth on Exhibit A, must receive the consent of the Company in its capacity as holder of voting securities of such Subsidiary.

     (h) Board Approval of Local Qualified Collective Bargaining Agreements. Notwithstanding any other provision of this Operating Agreement, (i) a majority of the Managers designated by Metaldyne shall constitute a quorum for purposes of approving Local Qualified Collective Bargaining Agreements and (ii) with respect to Local Qualified Collective Bargaining Agreements, the act of a majority of the Managers designated by Metaldyne present at a duly held meeting of the Board at which a quorum (as defined in clause (i) above) is present shall be the act of the Board.

     SECTION 5.4 Committees; Delegation of Authority and Duties.

     (a) Committees. The Board may, from time to time, designate one or more committees and delegate any of its authority and duties to any such committee; provided that the Board may not delegate all of its authority and duties to any such committee. At least one third of the members of each such committee must be Managers designated by Metaldyne and no more than two thirds of the members of each such committee must be Managers designated by DaimlerChrysler (other than any committee constituted (i) for the purpose of assessing or determining any matter in which Metaldyne or DaimlerChrysler, as the case may be, has any interest materially adverse to any interest of the Company or any other Unitholder or (ii) solely of independent Managers in order to comply with or to be afforded protections under Delaware Law, including the Delaware Act). Subject to Section 5.3(g), at every meeting of any such committee, including, without limitation, the audit committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution.

     (b) Audit Committee. The Board may establish an audit committee to select the Company's independent accountants and to review the annual audit of the Company's financial statements conducted by such accountants. Such committee shall be comprised of three (3) Managers, one (1) of whom shall be a Manager designated by Metaldyne and two (2) of whom shall be Managers designated by DaimlerChrysler.

     (c) Delegation to Other Persons. The Board may, from time to time, delegate to one or more Persons (including any Manager or Officer) such authority and duties as the Board may deem advisable, including pursuant to a management agreement or another with, or otherwise to, one or more Persons (including any Manager). The Board also may assign titles (including chairman, vice chairman, chief executive officer, president, chief financial officer, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any Manager, Unitholder or other individual and may delegate to such Manager, Unitholder or other individual certain authority and duties. Any number of titles may be held by the same Manager, Unitholder or other individual. Subject to Section 5.3(g), any delegation pursuant to this Section 5.4(c) may be revoked at any time by the Board, without prejudice, however, to any rights under the provisions of any management, employment or other agreement pursuant to which such delegation was made.

     SECTION 5.5 Officers.

     (a) Designation and Appointment. The Board may (but need not), from time to time, designate and appoint one or more persons as an Officer of the Company. No Officer need be a resident of the State of Delaware, a Unitholder or a Manager. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation formed, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such Officer by the Board pursuant to the third sentence of this Section 5.5(a) or (ii) any delegation of authority and duties made to one or more Officers pursuant to the terms of Sections 5.4(c) and 5.5(c). Each Officer shall hold office until such Officer's successor shall be duly designated and shall qualify or until such Officer's death or until such Officer shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the Officers and agents of the Company shall be fixed from time to time by the Board.

     (b) Resignation. Any Officer (subject to any contract rights available to the Company, if applicable) may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, by the

Board whenever in its judgment the best interests of the Company shall be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Designation of an Officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board.

     (c) Duties of Officers. Subject to Section 6.5, the Officers (including any person designated by Metaldyne to function as an Officer), in the performance of their duties as such, shall owe to the Unitholders duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the Laws of the State of Delaware.

                                   ARTICLE VI

                  GENERAL RIGHTS AND OBLIGATIONS OF UNITHOLDERS

     SECTION 6.1 Limitation of Liability. Except as otherwise provided by this Operating Agreement or applicable Law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and no Unitholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Unitholder of the Company; provided, however, that a Unitholder shall be required to return to the Company any Distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Unitholders have consented within the meaning of the Delaware Act. Notwithstanding any other provision of this Operating Agreement, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Operating Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Unitholders for liabilities of the Company.

     SECTION 6.2 Lack of Authority. Without derogation to a Unitholder's rights or obligations under any Related Agreement, no Unitholder in its capacity as such (other than the members of the Board acting as the Board or an authorized Officer of the Company acting as such) has the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company or to make any expenditures on behalf of the Company, and the Unitholders hereby consent to the exercise by the Board of the powers conferred on it by applicable Law and this Operating Agreement.

     SECTION 6.3 No Right of Partition. No Unitholder shall have the right to seek or obtain partition by court decree or operation of applicable Law of any Company property, or the right to own or use particular or individual assets of the Company.

     SECTION 6.4 Unitholders' Right To Act. For situations which the approval of any Unitholders or class thereof (rather than the approval of the Board on behalf of the Unitholders) is required, the Unitholders shall act through meetings and written consents as described in Section 3.2.

     SECTION 6.5 Conflicts of Interest. A Unitholder, its Affiliates and each of their respective stockholders, directors, officers, controlling persons, partners and employees (collectively, the

"Unitholder Group") may have business interests and engage in business activities in addition or similar to those relating to the Company and its Subsidiaries, except as any such Person may have otherwise agreed with the Company or another Unitholder in writing. Neither the Company nor any other Unitholders shall have any rights by virtue of this Operating Agreement , such Person's status as a member of a Unitholder Group or ownership of Units or otherwise, in any business ventures of any such Person except as and to the extent expressly provided in any written agreement among the relevant parties. Without limiting the generality of the foregoing and to the fullest extent permitted by Delaware Law (but subject to this Section 6.5), except as otherwise expressly provided in this Operating Agreement or any other written agreement between the Company and a Unitholder, if any of the Unitholders, any of their respective Affiliates (other than the Company) or any of their officers, directors, agents, stockholders, members or partners acquires knowledge of, or engages in or exploits, any Corporate Opportunity, the Company shall have no interest or expectancy in, or in being offered an opportunity to participate in, such Corporate Opportunity, any such interest or expectancy being hereby renounced, so that, as a result of such renunciation, such Person (a) shall have no duty to communicate or present such Corporate Opportunity to the Company, (b) shall have the right to hold any such Corporate Opportunity for his, her or its (and/or his, her or its officers', directors', agents', stockholders', members' or partners') own account or to recommend, sell, assign, or transfer such Corporate Opportunity to Persons other than the Company, and (c) shall not breach any fiduciary duty to the Company, in such Person's capacity as a Unitholder of the Company or otherwise, by reason of the fact that such Person pursues or acquires such Corporate Opportunity for itself, directs, sells, assigns, or transfers such Corporate Opportunity to another Person, or does not communicate information regarding such Corporate Opportunity to the Company.

     SECTION 6.6 Transactions Between the Company and the Unitholders. Notwithstanding that it may constitute a conflict of interest or Corporate Opportunity in which the Company has an interest pursuant to Section 6.5, the Unitholders or their Affiliates may engage in any transaction (including the purchase, sale, lease or exchange of any property or rendering of any service or the establishment of any salary, other compensation or other terms of employment) with the Company (a) to the extent permitted by the Related Agreements or (b) so long as such transaction is approved by the Board in advance by the vote of 66 2/3% of the total number of Managers.

     SECTION 6.7 Right of Inspection. From and after the date hereof, the Company will permit each Unitholder or its representatives, at such Unitholder's expense, to visit any of the properties of the Company, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent accountants or any of them (and by this provision the Company authorizes said accountants to discuss with said Unitholder and its representatives the finances and affairs of the Company and its subsidiaries; provided, however, that the Company shall be provided reasonable advance notice of such Person's intention to speak with such accountants and the Company shall be provided a reasonable opportunity to address the questions or matters proposed to be discussed with the accountants prior to such Person contacting the accountants directly), all at such reasonable times and all on reasonable notice as may be reasonably requested by such Unitholder.

                                   ARTICLE VII

                         EXCULPATION AND INDEMNIFICATION

     SECTION 7.1 Liability. Except as otherwise provided under the Laws of the State of Delaware or pursuant to this Operating Agreement, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and no Manager or Officer will be obligated personally for any such debt, obligation or liability of the Company.

     SECTION 7.2 Exculpation. Except as otherwise provided by this Operating Agreement, no Officer or Manager shall be liable to any other Officer, Manager or the Company or to any Unitholder for any loss, damage or claim suffered by the Company as a result of actions taken in good faith and reasonably believed by the Officer or Manger to be in, or not opposed to, the best interests of the Company, unless such loss is caused by such Person's gross negligence, willful misconduct, violation of applicable Law or material breach of this Operating Agreement. The Officers and Managers shall not be liable for errors in judgment or neglect or for any acts or omissions that do not constitute gross negligence, willful misconduct, violation of applicable Law or material breach of this Operating Agreement, if such person acted in good faith and reasonably believed such action to be in, or not opposed to, the best interests of the Company. Any Officer or Manager may consult with counsel, accountants and other professionals in respect of Company affairs, and provided such Person acts in good faith reliance upon the advice or opinion of such counsel, accountants or other professionals, such Person shall not be liable for any loss suffered by the Company in reliance thereon.

     SECTION 7.3 Right to Indemnification. Subject to the limitations and conditions as provided in this Article VII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she is or was a Manager or Officer shall be indemnified by the Company to the fullest extent permitted by the Delaware Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said applicable Law permitted the Company to provide prior to such amendment), against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this
Article VII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article VII shall be deemed contract rights, and no amendment, modification or repeal of this Article VII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VII could involve indemnification for negligence or under theories of strict liability. Notwithstanding the foregoing, no Officer or Manager shall be indemnified for any claim initiated by such Officer or Manager against the Company, except to the extent such claim is raised to recover an indemnity award to which such Officer or Manager is entitled pursuant to this Section 7.3.

     SECTION 7.4 Advance Payment. Reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 7.3 who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company in advance of the final disposition of the Proceeding unless otherwise determined by the Board in the specific case, upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

     SECTION 7.5 Indemnification of Employees and Agents. The Company, by adoption of a resolution of the Board, may indemnify and advance expenses to a Person who is or was serving as an employee or agent of the Company who is not and was not a Manager or Officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Managers and Officers under this Article VII.

     SECTION 7.6 Appearance as a Witness. Notwithstanding any other provision of this Article VII, the Company may pay or reimburse reasonable out-of-pocket expenses incurred by a Manager or Officer in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

     SECTION 7.7 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which a Manager, Officer or other Person indemnified pursuant to Section 7.3 may have or hereafter acquire under any applicable Law (common or statutory), provision of the Certificate or this Operating Agreement, agreement, vote of Unitholders or disinterested Managers or otherwise.

     SECTION 7.8 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Manager, Officer or agent of the Company or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited ability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article VII.

     SECTION 7.9 Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager, Officer or any other Person indemnified pursuant to this Article VII as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated, subject to applicable Law.

                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

     SECTION 8.1 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company's business, including all books and records necessary to provide any information, lists, and copies of documents required to be provided pursuant to Section 8.3 or pursuant to applicable Law. All matters concerning (a) the determination of the relative amount of allocations and distributions among the Unitholders pursuant to Articles III and IV and (b) subject to Section 5.3(g), accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Operating Agreement, shall be determined by the Board, whose determination shall be final and conclusive as to all of the Unitholders absent manifest clerical error.

     SECTION 8.2 Fiscal Year. The fiscal year (the "Fiscal Year") of the Company shall constitute the 12-month period ending on December 31 of each calendar year, or such other annual accounting period as may be established by the Board from time to time.

     SECTION 8.3 Reports.

     (a) Financial Information. It is acknowledged that ongoing financial reporting by the Company is necessary to permit Metaldyne to comply with its financial reporting and securities offerings requirements. To that end, Metaldyne has agreed to provide such financial personnel and staff as may be reasonably requested by the Company to assist the Company in the preparation of the financial information required by this Section 8.3(a) on a timely basis. While the financial information shall remain the responsibility of the Company, the Company shall provide such information to Metaldyne personnel as may enable them to assist the Company. In any event, the Company shall prepare and furnish to Metaldyne not later than 15 days after period end (i) an annual, quarterly and monthly unaudited general ledger trial balance of the Company and its Subsidiaries (each, a "General Ledger"), which shall be prepared in accordance with Seller's Accounting Principles (as defined in the Formation Agreement), and
(ii) an annual and quarterly unaudited statement of allocations (which shall consist of the allocations described on Schedule 8.3 attached hereto) to be used in conjunction with the annual and quarterly General Ledgers to produce the financial statements described in the following sentence. Notwithstanding and in addition to the foregoing, the Company shall be required to prepare and deliver to all Unitholders (A) not later than 15 days prior to the date upon which Metaldyne would be required to file its Annual Report on Form 10-K, consolidated annual balance sheets and consolidated statements of operations and cash flows and changes in shareholders' equity of the Company and its Subsidiaries, which shall be prepared in accordance with GAAP, shall set forth in each case in comparative form the figures for the previous year, and shall be audited by the Company's independent accountants, and (B) not later than 15 days prior to the date upon which Metaldyne would be required to file its Quarterly Report on Form 10-Q, consolidated unaudited quarterly balance sheets and consolidated unaudited statements of operations and cash flows and changes in shareholders' equity of the Company and its Subsidiaries, which shall be prepared on a basis consistent with the annual financial statements referred to in clause (A) above, and shall set forth in each case in comparative form year-to-date figures for the current year and the comparable period of the immediately preceding year and shall have been reviewed by such auditors in accordance with the requirements of SAS 71 (collectively, the "Ongoing Financial Statements"). The Ongoing Financial Statements shall be in the form and for the periods that would be required for inclusion in a registration statement filed under the Securities Act and shall comply with the requirements of Regulation S-X under the Securities Act. It is hereby acknowledged that Metaldyne has submitted a letter to the SEC dated November 4, 2002 in which it is seeking relief with respect to the requirements of Regulation S-X which may be applicable to Metaldyne as a result of the transactions contemplated by the Formation Agreement (the "Relief Letter"). Metaldyne agrees to use its reasonable best efforts to follow up with the SEC to pursue the relief sought by the Relief Letter. To the extent that any of the foregoing requirements would be reduced or otherwise modified as a result of the SEC's response to the Relief Letter or otherwise, Metaldyne shall promptly (but in no event more than five (5) Business Days following receipt of such response or other information) inform the Company and provide the Company with the correspondence from the SEC to that effect and the foregoing shall be deemed modified to the extent thereof. The Company, DaimlerChrysler and Metaldyne shall each cooperate with one another to ensure compliance with the foregoing on a timely basis, as well as to ensure the availability of such historical and pro forma financial information as may be reasonably required to comply with the requirements of Regulation S-X under the Securities Act applicable to a securities offering by Metaldyne. Notwithstanding any other provision of this Operating Agreement, neither the Company nor DaimlerChrysler shall have any liability to Metaldyne (or any of its Affiliates) for any of the financial statements required by this Section 8.3 to the extent arising out of or resulting from Metaldyne's (or any of its Affiliates') use thereof (including, without limitation, the inclusion of such financial statements in any report or registration statement filed under the Securities Act or the Exchange Act or any other offering document used to sell securities of Metaldyne or any of its Affiliates), and Metaldyne shall indemnify and hold harmless the Company and DaimlerChrysler from any Losses arising out of or resulting from Metaldyne's (or any of its Affiliates') use of such financial statements (including, without limitation, the inclusion of such financial statements in any report or registration statement filed under the Securities Act or the Exchange Act or any other offering document used to sell securities of Metaldyne (or any of its Affiliates).

     (b) Tax Information. The Company shall prepare all federal, foreign, state and local income tax returns that the Company is required to file. The Company shall deliver or cause to be delivered, within sixty (60) days after the end of each Taxable Year, to each Person who was a Unitholder at any time during such Taxable Year, all information necessary for the preparation of such Person's federal, foreign, state and local income tax returns.

     (c) Business Reports. The Company shall prepare and deliver to each Unitholder within fifteen (15) days after the end of each Fiscal Quarter a report as to the implementation of the Company's Operating Budget and Capital Plan during such Fiscal Quarter.

     SECTION 8.4 Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the Company to such other Person or Persons.

     SECTION 8.5 Company Funds. The Board and Officers may not commingle the Company's funds with the funds of any Unitholders or Managers.

     SECTION 8.6 Auditors. The Company's independent auditors shall be a nationally-recognized accounting firm appointed by the Board from time to time in accordance with Section 5.3(g), and shall initially be KPMG LLP.

                                   ARTICLE IX

                                      TAXES

     SECTION 9.1 Tax Returns. The Company shall prepare and file all necessary federal, state and local income tax returns, including making the elections described in Section 9.2. Each Unitholder shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

     SECTION 9.2 Tax Elections. The Company shall make any election the Company may deem appropriate and in the best interests of the Unitholders.

     SECTION 9.3 Tax Matters Partner. DaimlerChrysler shall be the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code (the "Tax Matters Partner"). The Tax Matters Partner shall take such action as may be necessary to cause each other Unitholder to become a "notice partner" within the meaning of Section 6223 of the Code. The Tax Matters Partner shall inform each other Unitholder of all significant matters that may come to its attention in its capacity as Tax Matters Partner by giving notice thereof on or before the thirtieth (30th) business day after becoming aware thereof and, within that time, shall forward to each other Unitholder copies of all significant written communications he may receive in that capacity. The Tax Matters Partner may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of the Board, but this sentence does not authorize the Tax Matters Partner (or any Manager) to take any action left to the determination of an individual Unitholder under Sections 6222 through 6232 of the Code.

                                    ARTICLE X

                              TRANSFER OF INTERESTS

     SECTION 10.1 Transfers by Unitholders.

     (a) No Unitholder shall Transfer any interest in any Units except in compliance with this Article X. No Unitholder shall Transfer all or any part of any interest of such Unitholder's Units unless each of the following conditions is satisfied:

          (i) either (A) the Transfer is made to one or more Permitted Transferees of such Unitholder, (B) the Transfer has been approved by each other Unitholder, which approval may be withheld in such Unitholder's sole discretion or (C) the Transfer is made pursuant to Article XV;

          (ii) except with respect to a Transfer pursuant to Article XV, each transferee executes a counterpart to this Operating Agreement pursuant to which such transferee shall agree to be bound by the provisions of this Operating Agreement; and

          (iii) the Transfer otherwise complies with the provisions of this Operating Agreement and applicable Laws, including federal and state securities Laws.

     (b) If any Unitholder that is a wholly-owned Subsidiary of Metaldyne or DaimlerChrysler ceases to be a wholly-owned Subsidiary of Metaldyne or DaimlerChrysler, as the case may be, such Unitholder shall Transfer, to a Permitted Transferee of Metaldyne or DaimlerChrysler, as the case may be, all the Units held by it, such Transfer to be effective no later than immediately prior to the time at which such Unitholder ceases to be a wholly-owned Subsidiary of Metaldyne or DaimlerChrysler, as the case may be.

     (c) Notwithstanding any of the provisions of this Operating Agreement, no Transfer of Units shall in any way restrict or diminish any Unitholder's rights with respect to the put options or call options set forth in Article XV.

     SECTION 10.2 Effect of Assignment.

     (a) Any Unitholder who shall assign any Units or other interest in the Company shall cease to be a Unitholder of the Company with respect to such Units or other interest and, except as expressly provided herein, shall no longer have any rights or privileges of a Unitholder with respect to such Units or other interest.

     (b) Any Person who acquires in any manner whatsoever any Units or other interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Operating Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Operating Agreement that any predecessor in such Units or other interest in the Company of such Person was subject to or by which such predecessor was bound.

     SECTION 10.3 Restrictions on Transfer. In order to permit the Company to qualify for the benefit of a "safe harbor" under Code Section 7704, notwithstanding anything to the contrary in this Operating Agreement, no Transfer of any Unit or economic interest shall be permitted or recognized by the Company or the Board (within the meaning of Treasury Regulation Section 1.7704-1(d)) if and to the extent that such Transfer would cause the Company to have more than 100 partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulation Section 1.7704-1(h)(3)).

     SECTION 10.4 Transfer Fees and Expenses. The transferor and transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys' fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

     SECTION 10.5 Void Transfers. Any Transfer by any Unitholder of any Units or other interest in the Company in contravention of this Operating Agreement (including, without limitation, the failure of the transferee to execute a counterpart in accordance with Section 10.1(b)) or which would cause the Company to not be treated as a partnership for U.S. federal income tax purposes shall be void and ineffectual and shall not bind or be recognized by the Company or any other party. No purported assignee shall have any right to any profits, losses or distributions of the Company.

                                   ARTICLE XI

                            ADMISSION OF UNITHOLDERS

     SECTION 11.1 Substituted Unitholders. In connection with the Transfer of an Interest of a Unitholder permitted under the terms of this Operating Agreement, the transferee shall become a Substituted Unitholder on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with or waiver of the conditions to such Transfer (unless one of the conditions to such Transfer is that Board or Unitholder approval is required for the admission of such transferee, in which case such consent must first be obtained), including executing counterparts of, and becoming a party to, this Operating Agreement, and such admission shall be shown on the books and records of the Company.

     SECTION 11.2 Additional Unitholders. Any Person to whom the Company issues or sells Units in compliance with the terms of this Operating Agreement (including, without limitation, Section 3.2(j)) may be admitted to the Company as an Additional Unitholder upon furnishing to the Board (a) a letter of acceptance, in form satisfactory to the Board, of all the terms and conditions of this Operating Agreement, including the power of attorney granted in Section 18.1, and (b) such other documents or instruments as may be necessary or appropriate to effect such Person's admission as a Unitholder. Such admission shall become effective on the date on which the Board determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

                                   ARTICLE XII

                    WITHDRAWAL AND RESIGNATION OF UNITHOLDERS

     SECTION 12.1 Withdrawal and Resignation of Unitholders. No Unitholder shall have the power or right to withdraw or otherwise resign or be expelled from the Company prior to the dissolution and winding up of the Company pursuant to this
Article XII, except as otherwise expressly permitted by this Operating Agreement. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder's Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.

     SECTION 12.2 Withdrawal of a Unitholder. No Unitholder shall have the power or right to withdraw or otherwise resign from the Company except, simultaneous with the Transfer of all of a Unitholder's Units in a Transfer permitted by this Operating Agreement and, if such Transfer is to a person or entity that is not a Unitholder, the admission of such person or entity as a Unitholder pursuant to
Section 11.1. Any purported resignation or withdrawal from the Company in violation of this Article XII shall be void.

                                  ARTICLE XIII

                           DISSOLUTION AND LIQUIDATION

     SECTION 13.1 Dissolution. The Company shall not be dissolved by the admission of Additional Unitholders or Substituted Unitholders, or by the death, retirement, expulsion, bankruptcy or dissolution of a Unitholder or the occurrence of any other event that terminates the continued membership of a Unitholder in the Company. The Company may be dissolved, and its affairs may be wound up, at any time by a determination of the Board. The Company shall be dissolved, and its affairs shall be wound up, upon the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act or an administrative dissolution under Section 18-801 of the Delaware Act. Except as otherwise set forth in this Article XIII, the Company is intended to have perpetual existence.

     SECTION 13.2 Liquidation and Termination.

     (a) On dissolution of the Company, the Board shall act as liquidator or may appoint one or more representatives or Unitholders as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company, sell all or any portion of the Company assets for cash or cash equivalents as they deem appropriate, and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Board, without further authorization or consent. The liquidators shall pay, satisfy, or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine) and shall promptly distribute the remaining assets to the holders of Units in accordance with Section 4.1(a). Any non-cash assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Sections 4.2 and 4.3. In making such distributions, the liquidators shall allocate each type of asset (i.e., cash, cash equivalents, securities, etc.) among the Unitholders ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such Unitholder. Any such distributions in kind shall be subject to (i) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and
(ii) the terms and conditions of any agreement governing such assets (or the operation thereof or the holders thereof) at such time. The amount of the distribution of any asset in kind shall be the Fair Market Value of such asset reduced (but not below zero) by any liability encumbering such asset or to which such asset is subject.

     (b) The distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 13.2 constitutes a complete return to the Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in the Company and all the Company's property and constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder is required to return funds to the Company pursuant to this Operating Agreement or applicable Law, such Unitholder shall have no claim against any other Unitholder for those funds.

     SECTION 13.3 Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Operating Agreement that are or should be canceled, and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Operating Agreement until it is terminated pursuant to this Section 13.3.

     SECTION 13.4 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company in light of prevailing market conditions and the liquidation of its assets pursuant to Section 13.2 in order to minimize any losses otherwise attendant upon such winding up.

     SECTION 13.5 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from Company assets).

     SECTION 13.6 Reserves Against Distributions. The Board shall have the right to withhold from Distributions payable to any Unitholder under this Operating Agreement (other than Tax Distributions) amounts sufficient to pay and discharge any reasonably anticipated contingent liabilities of the Company. Any amounts remaining after payment and discharge of any such contingent liabilities of the Company will be paid to the Unitholders from whom the Distributions were withheld.

                                   ARTICLE XIV

                                    VALUATION

     SECTION 14.1 Determination. Subject to Sections 4.5 and 14.2, the Fair Market Value of the assets of the Company will be determined by the Board (or, if pursuant to Section 13.2, the liquidators) in its good faith judgment in such manner as its deems reasonable and using all factors, information and data deemed to be pertinent.

     SECTION 14.2 Fair Market Value. For purposes of this Operating Agreement, the "Fair Market Value" of (i) a specific Company asset will mean the amount which the Company would receive in an all-cash sale of such asset (assuming that the asset is free and clear of all Liens) in an arm's-length transaction with an unaffiliated third party consummated on the day immediately pre-ceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale); and (ii) the Company will mean the amount which the Company would receive in an all-cash sale of all of its assets and businesses as a going concern (free and clear of all Liens and after payment of indebtedness for borrowed money) in an arm's-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (assuming that all of the proceeds from such sale were paid directly to the Company other than an amount of such proceeds necessary to pay transfer taxes payable in connection with such sale, which amount will not be received or deemed received by the Company). After a determination of the Fair Market Value of the Company is made as provided above, the Fair Market Value of a Unit will be determined by making a calculation reflecting the cash distributions which would be made to the Unitholders in accordance with this Operating Agreement in respect of such Unit if the Company were deemed to have received such Fair Market Value in cash and then distributed the same to the Unitholders in accordance with the terms of this Operating Agreement incident to the liquidation of the Company after payment to all of the Company's creditors from such cash receipts other than payments to creditors who hold evidence of indebtedness for borrowed money, the payment of which is already reflected in the calculation of the Fair Market Value of the Company, and assuming that all of the convertible debt and other convertible securities were repaid or converted (whichever yields more cash to the holders of such convertible securities) and all options to acquire Units (whether or not currently exercisable) that have an exercise price below the Fair Market Value of such Units were exercised and the exercise price therefor paid. Except as otherwise provided herein or in any agreement, document or instrument contemplated hereby, any amount to be paid under this Operating Agreement by reference to the Fair Market Value shall be paid in full in cash, and any Unit being transferred in exchange therefor will be transferred free and clear of all Liens.

                                   ARTICLE XV

                              CALL AND PUT OPTIONS

     SECTION 15.1 Metaldyne Call Option.

     (a) General. Metaldyne shall have the right, but not the obligation, to purchase all, but not less than all, of the outstanding Class A Units and Class B Units held by the other Unitholders (and their respective transferees) on the terms and subject to the conditions set forth in this Section 15.1 (the "Metaldyne Call Option").

     (b) Conditions to Exercise. Subject to Section 15.4, Metaldyne shall have the right to exercise the Metaldyne Call Option at any time after the Qualified Collective Bargaining Agreement Date.

     (c) Purchase Prices.

          (i) Class A Units. The aggregate purchase price for the Class A Units shall be $30,000,000 (the "Class A Units Purchase Price"). The Class A Units Purchase Price shall be payable at the Metaldyne Call Option Closing in cash by wire transfer of immediately available funds to a single account designated in writing by DaimlerChrysler (who shall act as paying agent for all Class A Unitholders) at least one Business Day prior to the Metaldyne Call Option Closing.

          (ii) Class B Units. The aggregate purchase price for the Class B Units shall be $185,000,000 the "Class B Units Purchase Price"). The Class B Units Purchase Price shall be payable at the Metaldyne Call Option Closing as follows: (A) 48% of the Class B Units Purchase Price shall be payable in cash by wire transfer of immediately available funds to a single account designated in writing by DaimlerChrysler (who shall act as paying agent for all Class B Unitholders) at least one Business Day prior to the Metaldyne Call Option Closing; and (B) the remainder of the Class B Units Purchase Price shall be payable in (1) Senior Subordinated Notes having an aggregate stated principal amount equal to 17.16% of the Class B Units Purchase Price and (2) Series A-1 Preferred Stock having an aggregate stated liquidation preference equal to 34.84% of the Class B Units Purchase Price.

     (d) Exercise and Closing.

          (i) Metaldyne shall exercise the Metaldyne Call Option (provided that the Metaldyne Call Option has not been suspended or terminated pursuant to
     Section 15.4) by delivering to DaimlerChrysler (as representative of all Class A Unitholders and Class B Unitholders) written notice of the exercise of the Metaldyne Call Option (the "Metaldyne Call Option Notice"). The date on which DaimlerChrysler receives the Metaldyne Call Option Notice shall be referred to as the "Metaldyne Call Option Notice Date".

          (ii) Promptly following the exercise of the Metaldyne Call Option pursuant to Section 15.1(d)(i), each of Metaldyne and the other Unitholders will use their commercially reasonable efforts to cause the Metaldyne Call Option Closing (as defined below) to occur pursuant to the terms of this
     Section 15.1.

          (iii) Promptly following the exercise of the Metaldyne Call Option pursuant to Section 15.1(d)(i), each of Metaldyne and the other Unitholders shall: (A) (1) make, or cause to be made, an appropriate filing of a notification and report form if required pursuant to the HSR Act or any other Competition Law (as defined below) with respect to the consummation of the Metaldyne Call Option as promptly as practicable after the Metaldyne Call Option Notice Date, (2) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other Competition Law and (3) otherwise use its commercially reasonable efforts to obtain clearance and to cause the expiration or termination of the applicable waiting periods thereunder as soon as practicable after the Metaldyne Call Option Notice Date; and (B) use its commercially reasonable efforts to (1) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by any private party, (2) promptly inform the other parties of any communication received by such party from, or given by such party to, the Antitrust Division of the U.S. Department of Justice (the "DOJ"), the U.S. Federal Trade Commission (the "FTC") or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case, regarding the consummation of the Metaldyne Call Option, and (3) per-mit the other parties to review any communication given by it to, and consult with one another in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person and, to the extent appropriate or permitted by the DOJ, the FTC or such other applicable Governmental Authority or such other Person, give the other parties the opportunity to attend and participate in such meetings and conferences. Subject to the terms and conditions of this Article XV, in furtherance and not in limitation of the foregoing sentence, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted or threatened to be instituted challenging the consummation of the Metaldyne Call Option as violative of the Sherman Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended (collectively, "Competition Laws") (a "Regulatory Challenge"), each of Metaldyne and the other Unitholders shall cooperate in all respects with each other and use their respective commercially reasonable efforts in order to contest and resist any such Regulatory Challenge and to have vacated, lifted, reversed or overturned any decree, injunction or other order, whether temporary, preliminary or permanent, that is in effect and prohibits, prevents or restricts the consummation of the Metaldyne Call Option. Notwithstanding anything in this Section 15.1(d)(iii) to the contrary, only the matters listed in Section 15.1(e) shall be conditions to the parties' respective obligations to consummate the Metaldyne Call Option.

          (iv) The closing of the purchase of the Class A Units and the Class B Units pursuant to the Metaldyne Call Option (the "Metaldyne Call Option Closing") shall take place at the offices of DaimlerChrysler Corporation, 1000 Chrysler Drive, Auburn Hills, Michigan, at 10:00 A.M. (local time) on the last Business Day of the calendar month in which the conditions set forth in Section 15.1(e) are satisfied or waived (other than conditions which by their nature are to be satisfied at closing, but subject to the satisfaction or waiver of such conditions), or at such other place, time or date as Metaldyne and DaimlerChrysler shall agree.

          (v) At the Metaldyne Call Option Closing:

               (A) Metaldyne shall deliver to DaimlerChrysler, in its capacity as paying agent or representative for the Class A Unitholders and the Class B Unitholders, as the case may be:

                    1. the Class A Units Purchase Price as provided in Section
               15.1(c)(i);

                    2. the cash portion of the Class B Units Purchase Price as provided in Section 15.1(c)(ii)(A);

                    3. $31,746,000 aggregate principal amount of Senior
               Subordinated Notes (the "Notes"), in such denominations and registered in such names as shall be designated in writing by DaimlerChrysler at least one Business Day prior to the Metaldyne Call Option Closing;

                    4. one or more certificates representing $64,454,000
               aggregate liquidation preference of Series A-1 Preferred Stock (the "Shares"), in such denominations and registered in such names as shall be designated in writing by DaimlerChrysler at least one Business Day prior to the Metaldyne Call Option Closing;

                    5. a duly executed counterpart of the Securities Purchase
               Agreement;

                    6. a duly executed counterpart of the Series A-1 Preferred
               Stock Investor Rights Agreement;

                    7. a duly executed counterpart of the Senior Subordinated
               Notes Registration Rights Agreement;

                    8. a duly executed counterpart of the Indenture;

                    9. a certified copy of the Certificate of Designations
               certified by the Secretary of State of the State of Delaware; and

                    10. an opinion of Cahill Gordon & Reindel, substantially in the form of Exhibit G.

               (B) Each Class A Unitholder shall deliver to Metaldyne:

                    1. all certificates representing such Class A Unitholder's
               Class A Units, duly endorsed for the transfer of such Class A Units to Metaldyne; and

                    2. a duly executed counterpart of the Securities Purchase
               Agreement.

               (C) Each Class B Unitholder shall deliver to Metaldyne:

                    1. all certificates representing such Class B Unitholder's
               Class B Units, duly endorsed for the transfer of such Class B Units to Metaldyne;

                    2. a duly executed counterpart of the Securities Purchase
               Agreement;

                    3. a duly executed counterpart of the Series A-1 Preferred
               Stock Investor Rights Agreement;

                    4. a duly executed counterpart of the Senior Subordinated
               Notes Registration Rights Agreement; and

                    5. a duly executed counterpart of the Indenture.

               (D) DaimlerChrysler and the Company shall deliver to each other duly executed counterparts of the Transition Services Agreement.

     (e) Closing Conditions.

          (i) The obligation of each of Metaldyne, the Class A Unitholders and the Class B Unitholders to consummate the Metaldyne Call Option Closing shall be subject to the satisfaction, or waiver by each of them (to the extent permitted by applicable Law), at or prior to the date of the Metaldyne Call Option Closing, of the following conditions:

               (A) any waiting periods (or extensions thereof) applicable to the consummation of the Metaldyne Call Option under the HSR Act shall have expired or been terminated, and each of Metaldyne, the Class A Unitholders and the Class B Unitholders shall have made or obtained all Governmental Approvals under any other applicable Competition Laws; and

               (B) No applicable Law, temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other Governmental Authority shall be in effect preventing the consummation of the Metaldyne Call Option in any material respect or imposing any material limitation on the ability of Metaldyne to receive or own the Units of the Company or of the Company to own its assets or to operate the Business. No action, suit or proceeding shall have been instituted, or shall be pending or threatened, by a Governmental Authority seeking to restrain or prohibit the consummation of Metaldyne Call Option in any material respect or to impose any material limitation on the ability of Metaldyne to receive or own the Units of the Company or of the Company to own its assets or to operate the Business.

          (ii) The obligation of Metaldyne to consummate the Metaldyne Call Option Closing shall be subject to the satisfaction, or waiver by Metaldyne (to the extent permitted by applicable Law), at or prior to the date of the Metaldyne Call Option Closing, of the following conditions:

               (A) each of the Class A Unitholders (other than Metaldyne or any of its Affiliates) and the Class B Unitholders shall have performed and complied with in all material respects all of its material covenants, obligations and agreements contained in this Operating Agreement to be performed and complied with by it at or prior to the Metaldyne Call Option Closing, including, without limitation, Sections 15.1(d)(v)(B), (C) and (D);

               (B) DaimlerChrysler shall not be in material breach of, or be in material default under, any of its material obligations to Metaldyne or the Company under any of the Transaction Documents to which Metaldyne or the Company is a party;

               (C) all Governmental Approvals set forth on Exhibit J shall have been obtained;

               (D) no strike or other material work stoppage or material disruption of operations by employees at the Facility shall have occurred and be continuing, and no claim, charge, grievance, lawsuit or action of any kind shall have been asserted which challenges the rights to enter into or implement, or the legal enforceability of, the International Qualified Collective Bargaining Agreement, the Local Qualified Collective Bargaining Agreements or the Leased Employees Qualified Collective Bargaining Agreements by the UAW and which has a reasonable possibility of being successful on its merits; and

               (E) no Company Material Adverse Change shall have occurred since the date of this Operating Agreement and be continuing, and no event shall have occurred which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (iii) The obligation of the Class A Unitholders (other than Metaldyne or any of its Affiliates) and the Class B Unitholders to consummate the Metaldyne Call Option Closing shall be subject to the satisfaction, or waiver by DaimlerChrysler (who shall act as representative of the Unitholders) (to the extent permitted by applicable Law), at or prior to the date of the Metaldyne Call Option Closing, of the following conditions:

               (A) Metaldyne shall have performed and complied with in all material respects all of its covenants, obligations and agreements contained in this Operating Agreement to be performed and complied with by it at or prior to the Metaldyne Call Option Closing, including, without limitation, Section 15.1(d)(v)(A);

               (B) Metaldyne shall not be in material breach of, or be in material default under, any of its material obligations to DaimlerChrysler under any of the Transaction Documents to which Metaldyne is a party;

               (C) Metaldyne shall have sufficient funds available to pay the Class A Units Purchase Price and the cash portion of the Class B Units Purchase Price to DaimlerChrysler at the Metaldyne Call Option Closing, and shall have all requisite authorizations and consents to issue and deliver the Notes and the Shares to DaimlerChrysler at the Metaldyne Call Option Closing; and

               (D) no Metaldyne Material Adverse Change shall have occurred since the date of this Operating Agreement and be continuing, and no event shall have occurred which would reasonably be expected to have, individually or in the aggregate, a Metaldyne Material Adverse Effect.

     (f) Rescission of Exercise.

          (i) Metaldyne may rescind its exercise of the Metaldyne Call Option at any time prior to the consummation of the Metaldyne Call Option Closing:

               (A) with the written consent of each Class A Unitholder and Class B Unitholder; or

               (B) if the Metaldyne Call Option Closing has not occurred on or before the 120th day following the Metaldyne Call Option Notice Date and any of the conditions to Metaldyne's obligations set forth in
          Section 15.1(e)(i) or 15.1(e)(ii) have not been satisfied or waived, provided that such failure is not attributable to a willful or intentional act or omission by Metaldyne; or

               (C) if the Metaldyne Call Option Closing has not occurred on or before the 210th day following the Metaldyne Call Option Notice Date for any reason; provided that such failure is not attributable to a willful or intentional act or omission by Metaldyne.

          (ii) Any Unitholder (other than Metaldyne or any of its Affiliates) may rescind the exercise of the Metaldyne Call Option at any time prior to the consummation of the Metaldyne Call Option Closing:

               (A) with the written consent of Metaldyne; or

               (B) if the Metaldyne Call Option Closing has not occurred on or before the 120th day following the Metaldyne Call Option Notice Date and any of the conditions to the Unitholders' obligations set forth in
          Section 15.1(e)(i) or 15.1(e)(iii) have not been satisfied or waived, provided that such failure is not attributable to a willful or intentional act or omission by such Unitholder; or

               (C) if the Metaldyne Call Option Closing has not occurred on or before the 210th day following the Metaldyne Call Option Notice Date for any reason; provided that such failure is not attributable to a willful or intentional act or omission by such Unitholder.

     SECTION 15.2 Metaldyne Put Option.

     (a) General. Metaldyne (and its transferees) shall have the right, but not the obligation, to sell all, but not less than all, of its Class A Units to DaimlerChrysler on the terms and subject to the conditions set forth in this
Section 15.2 (the "Metaldyne Put Option").

     (b) Conditions to Exercise. Subject to Section 15.4, Metaldyne (or such transferees) shall have the right to exercise the Metaldyne Put Option:

          (i) at any time after January 31, 2004 if the Qualified Collective Bargaining Agreement Date has not occurred on or prior to January 31, 2004; or

          (ii) at any time after the rescission of any exercise of the Metaldyne Call Option in accordance with Section 15.1(f) other than the rescission of such exercise due to Metaldyne's failure to satisfy the condition set forth in Section 15.1(e)(iii)(C); or

          (iii) at any time after the Qualified Collective Bargaining Agreement Date and before Metaldyne exercises the Metaldyne Call Option pursuant to
     Section 15.1(d)(i) if the financial information required by Section 8.12 of the Formation Agreement to have been delivered to Metaldyne prior to the later of the Qualified Collective Bargaining Agreement Date or the date required by Section 8.12 of the Formation Agreement has not been delivered to Metaldyne.

     (c) Sale Price. The aggregate sale price for Metaldyne's Class A Units shall be equal to $20,000,000. Such purchase price shall be payable by DaimlerChrysler at the Metaldyne Put Option Closing by wire transfer of immediately available funds to a single account designated in writing by Metaldyne at least one Business Day prior to the Metaldyne Put Option Closing Date.

     (d) Exercise and Closing.

          (i) Metaldyne shall exercise the Metaldyne Put Option (provided that the Metaldyne Put Option has not been suspended or terminated pursuant to
     Section 15.4) by delivering to DaimlerChrysler written notice of the exercise of the Metaldyne Put Option. The closing of the sale of Metaldyne's Class A Units to DaimlerChrysler pursuant to the Metaldyne Put Option (the "Metaldyne Put Option Closing") shall take place at the offices of DaimlerChrysler Corporation, 1000 Chrysler Drive, Auburn Hills, Michigan at 10:00 A.M. (local time) on the closing date specified in such notice, which closing date shall not be earlier than ten (10) Business Days nor later than twenty (20) Business Days following the date of such notice, or at such other place, time or date as Metaldyne and DaimlerChrysler shall agree.

          (ii) At the Metaldyne Put Option Closing, DaimlerChrysler shall deliver to Metaldyne the purchase price for Metaldyne's Class A Units as provided in Section 15.2(c);

          (iii) At the Metaldyne Put Option Closing, Metaldyne shall deliver to
     DaimlerChrysler:

               (A) all certificates representing Metaldyne's Class A Units, duly endorsed for the transfer of such Class A Units to DaimlerChrysler; and

               (B) a duly executed Letter of Representations, substantially in the form attached hereto as Exhibit K (the "Letter of Representations").

     (e) Rescission of Exercise. Metaldyne may rescind its exercise of the Metaldyne Put Option at any time prior to the consummation of the Metaldyne Put Option Closing.

     SECTION 15.3 DaimlerChrysler Call Option.

     (a) General. DaimlerChrysler shall have the right, but not the obligation, to purchase all, but not less than all, of Metaldyne's (and its transferees) Class A Units on the terms and subject to the conditions set forth in this
Section 15.3 (the "DaimlerChrysler Call Option").

     (b) Conditions to Exercise. Subject to Section 15.4, DaimlerChrysler shall have the right to exercise the DaimlerChrysler Call Option:

          (i) at any time after the 20th Business Day following the Qualified Collective Bargaining Agreement Date if Metaldyne did not exercise the Metaldyne Call Option on or prior to such 20th Business Day; or

          (ii) at any time after the rescission of any exercise of the Metaldyne Call Option in accordance with Section 15.1(f); or

          (iii) at any time after January 31, 2004 if the Qualified Collective Bargaining Agreement Date has not occurred on or prior to January 31, 2004; or

          (iv) upon a Change of Control of Metaldyne.

     (c) Purchase Price. In the event the DaimlerChrysler Call Option is exercised (i) pursuant to Section 15.3(b)(i) or (ii) pursuant to Section 15.3(b)(ii) where the rescission of the exercise of the Metaldyne Call Option was due to Metaldyne's failure to satisfy the condition set forth in Section 15.1(e)(iii)(C) (other than due to DaimlerChrysler's failure to timely provide to Metaldyne the financial information required by Section 8.12 of the Formation Agreement), the aggregate purchase price for Metaldyne's Class A Units shall be $1.00. Except as provided in the immediately preceding sentence, in the event the DaimlerChrysler Call Option is exercised pursuant to Section 15.3(b)(ii),
(iii) or (iv), the aggregate purchase price for Metaldyne's Class A Units shall be $20,000,000. Such purchase price shall be payable at the DaimlerChrysler Call Option Closing by wire transfer of immediately available funds to a single account designated in writing by Metaldyne at least one Business Day prior to the DaimlerChrysler Call Option Closing Date.

     (d) Exercise and Closing.

          (i) DaimlerChrysler shall exercise the DaimlerChrysler Call Option by delivering to Metaldyne written notice of the exercise of the DaimlerChrysler Call Option. The closing of the purchase of Metaldyne's Class A Units by DaimlerChrysler pursuant to the DaimlerChrysler Call Option (the "DaimlerChrysler Call Option Closing") shall take place at the offices of DaimlerChrysler Corporation, 1000 Chrysler Drive, Auburn Hills, Michigan at 10:00 A.M. (local time) on the closing date specified in such notice, which closing date shall not be earlier than ten (10) Business Days nor later than twenty (20) Business Days following the date of such notice, or at such other place, time or date as Metaldyne and DaimlerChrysler shall agree.

          (ii) At the DaimlerChrysler Call Option Closing, DaimlerChrysler shall deliver to Metaldyne the applicable purchase price for Metaldyne's Class A Units as provided in Section 15.3(c).

          (iii) At the DaimlerChrysler Call Option Closing, Metaldyne shall deliver to DaimlerChrysler:

               (A) all certificates representing Metaldyne's Class A Units, duly endorsed for the transfer of such Class A Units to DaimlerChrysler; and

               (B) a duly executed Letter of Representations.

     (e) Rescission of Exercise. DaimlerChrysler may rescind its exercise of the DaimlerChrysler Call Option at any time prior to the consummation of the DaimlerChrysler Call Option Closing.

     (f) Sole Remedy. The right of DaimlerChrysler to exercise and close the DaimlerChrysler Call Option on the terms and conditions set forth in this
Section 15.3 shall be the sole and exclusive remedy of DaimlerChrysler and its successors and assigns with respect to the failure by Metaldyne to exercise or close the Metaldyne Call Option or the Metaldyne Put Option pursuant to Section
15.1 or 15.2 or any breach by Metaldyne of its obligations under this Article
XV.

     SECTION 15.4 Suspension and Termination of Call and Put Options. Notwithstanding any other provision of this Article XV:

          (a) The Metaldyne Call Option shall not be exercisable if (i) Metaldyne has exercised the Metaldyne Put Option (and such exercise has not been rescinded) in accordance with Section 15.2 or (ii) DaimlerChrysler has exercised the DaimlerChrysler Call Option (and such exercise has not been rescinded) in accordance with Section 15.3. The Metaldyne Call Option shall terminate upon the occurrence of either the Metaldyne Put Option Closing or the DaimlerChrysler Call Option Closing.

          (b) The Metaldyne Put Option shall not be exercisable if (i) Metaldyne has exercised the Metaldyne Call Option (and such exercise has not been rescinded) in accordance with Section 15.1 or (ii) DaimlerChrysler has exercised the DaimlerChrysler Call Option (and such exercise has not been rescinded) in accordance with Section 15.3. The Metaldyne Put Option shall terminate upon the occurrence of either the Metaldyne Call Option Closing or the DaimlerChrysler Call Option Closing.

          (c) The DaimlerChrysler Call Option shall not be exercisable if (i) Metaldyne has exercised the Metaldyne Call Option (and such exercise has not been rescinded) in accordance with Section 15.1 (provided, however, that the DaimlerChrysler Call Option shall be exercisable upon a Change of Control of Metaldyne whether or not Metaldyne has exercised the Metaldyne Call Option (and such exercise has not be rescinded) in accordance with
     Section 15.1), (ii) Metaldyne has exercised the Metaldyne Put Option (and such exercise has not been rescinded) in accordance with Section 15.2 or
     (iii) (A) DaimlerChrysler has breached its obligation to timely provide to Metaldyne the financial information required by Section 8.12 of the Formation Agreement, (B) such breach relates to financial information that is required in order for Metaldyne to satisfy the condition set forth in
     Section 15.1(e)(iii)(C) or satisfy its Exchange Act reporting requirements and (C) not more than 90 days have elapsed since the first date on which the DaimlerChrysler Call Option would otherwise have become exercisable (without regard to this Section 15.4(c)(iii)) pursuant to Section 15.3(b). The DaimlerChrysler Call Option shall terminate upon the occurrence of either the Metaldyne Call Option Closing or the Metaldyne Put Option Closing.

                                   ARTICLE XVI

                     CERTAIN OBLIGATIONS OF DAIMLERCHRYSLER

     SECTION 16.1 Certain Obligations of DaimlerChrysler During JV Period. During the JV Period, DaimlerChrysler shall:

          (a) fund all operating costs of the Company consistent with the Company's Operating Budget and Capital Plan, as well as any additional unforeseen operating costs of the Company necessary to operate the Business and the Transferred Assets in the ordinary course of business, consistent with past practice or as may be required to enable Metaldyne to fulfill its obligations under the Supply Agreement as of the JV Termination Date;

          (b) fund all capital expenditures of the Company consistent with the Company's Operating Budget and Capital Plan, as well as any additional unforeseen capital expenditures of the Company necessary to operate the Business and the Transferred Assets in the ordinary course of business, consistent with past practice or as may be required to enable Metaldyne to fulfill its obligations under the Supply Agreement as of the JV Termination Date;

          (c) use its commercially reasonable efforts to preserve intact its current relationships and pricing with suppliers to the Company; and

          (d) permit the Company in cooperation with Metaldyne to conduct and prepare a report of Inventory at December 31, 2002 and at June 30, 2003.

     SECTION 16.2 Certain Obligations of DaimlerChrysler During and After JV Period. During and after the JV Period, without regard to any time limits, DaimlerChrysler shall:

          (a) fund any capital expenditures contractually committed by the Company during the JV Period but billed to the Company after the JV Period;

          (b) fund any capital expenditure for the CS or LX program not funded during the JV Period but necessary for the production needs of DaimlerChrysler to the extent presently planned (the anticipated funding for these programs is as shown in the Operating Budget and Capital Plan);

          (c) satisfy directly, or reimburse the Company, for any and all Indebtedness or other liabilities or obligations of the Company as of the JV Termination Date, whether or not shown on the Final Balance Sheet, except for trade payables related to purchases of Inventory shown on the Final Balance Sheet; and

          (d) if requested by Metaldyne within one (1) year following the Metaldyne Call Option Closing Date, terminate the ICD tooling contract with the Company at no economic cost to the Company or Metaldyne.

     If any of the obligations set forth in this Section 16.2 arise after JV Termination Date, the Company will notify DaimlerChrysler and DaimlerChrysler shall promptly satisfy directly, or reimburse the Company, in cash for such obligation.

     SECTION 16.3 Additional Contributions. Any and all out-of-pocket expenditures made by DaimlerChrysler to or on behalf of the Company pursuant to Sections 16.1 and 16.2 during the JV Period shall be deemed to be additional Capital Contributions ("Additional Contributions").

                                  ARTICLE XVII

                         NET WORKING CAPITAL ADJUSTMENT

     SECTION 17.1 Net Working Capital Adjustment. Within sixty (60) days after the Metaldyne Call Option Closing, Metaldyne shall prepare and deliver to DaimlerChrysler a draft balance sheet of the Company as of the date of the Metaldyne Call Option Closing (the "Final Balance Sheet"), which shall be prepared in accordance with the principles set forth on Schedule 2.7 to the Formation Agreement, and a draft calculation of the Final Net Working Capital based on such draft Final Balance Sheet.

     DaimlerChrysler shall have a period of twenty (20) days following receipt of the draft Final Balance Sheet and the draft calculation of the Final Net Working Capital from Metaldyne within which to review the draft Final Balance Sheet and the draft calculation of the Final Net Working Capital. If DaimlerChrysler has any objections to the draft Final Balance Sheet and/or the draft calculation of the Final Net Working Capital, it will deliver to Metaldyne a detailed statement describing such objections (the "DaimlerChrysler Objection Notice") within such twenty (20) day review period. DaimlerChrysler and Metaldyne will use their respective commercially reasonable efforts to resolve any such objections set forth in the DaimlerChrysler Objection Notice. If a final resolution is not obtained within a period of twenty (20) days following delivery of a DaimlerChrysler Objection Notice, DaimlerChrysler and Metaldyne will select and jointly engage a nationally-recognized accounting firm mutually acceptable to them (the "Accountant") to resolve any remaining objections. If DaimlerChrysler and Metaldyne are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective independent public accountants). The Accountant shall promptly, but in no event later than twenty (20) days following its engagement by DaimlerChrysler and Metaldyne, deliver to DaimlerChrysler and Metaldyne its decision as to any remaining objections set forth in the DaimlerChrysler Objection Notice. The decision of the Accountant shall be final and binding on DaimlerChrysler and Metaldyne.

     Metaldyne will revise the draft Final Balance Sheet and the draft calculation of the Final Net Working Capital as appropriate to reflect the resolution of any objections set forth in the DaimlerChrysler Objection Notice (as agreed upon by DaimlerChrysler and Metaldyne or as determined by the Accountant) and deliver them to DaimlerChrysler within twenty (20) days after the final resolution of such objections. Such revised drafts shall be the Final Balance Sheet and the Final Net Working Capital, respectively.

     In the event that the Final Net Working Capital is less than zero, the Company shall assign to DaimlerChrysler, and DaimlerChrysler shall assume from the Company, trade payables in the amount of such shortfall within 20 days following the final resolution of the Final Net Working Capital.

     If any unresolved objections are submitted to the Accountant for resolution as provided above, the fees and expenses of the Accountant shall be borne 50% by DaimlerChrysler and 50% by Metaldyne. Metaldyne will provide reasonable access to the work papers necessary for the preparation of the Final Balance Sheet and the calculation of the Final Net Working Capital to DaimlerChrysler and the Accountant during the preparation of the Final Balance Sheet and the calculation of the Final Net Working Capital by Metaldyne, the review by DaimlerChrysler of the Final Balance Sheet and the calculation of the Final Net Working Capital, and the resolution of any objections with respect thereto.

                                  ARTICLE XVIII

                               GENERAL PROVISIONS

     SECTION 18.1 Power of Attorney. (a) Each Unitholder hereby constitutes and appoints each member of the Board and the liquidators, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) this Operating Agreement, all certificates, and other instruments and all amendments (in the manner set forth herein) thereof in accordance with the terms hereof which the Board deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (ii) all conveyances and other instruments or documents which the Board deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Operating Agreement, including a certificate of cancellation; and (iii) all instruments relating to the admission withdrawal, or substitution of any Unitholder pursuant to Articles XI and XII.

     (b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency, or termination of any Unitholder and the Transfer of all or any portion of his or its Interest and shall extend to such Unitholder's heirs, successors, assigns, and personal representatives.

     SECTION 18.2 Amendments. This Operating Agreement may be amended from time to time by a written instrument by the holders of at least 66 2/3% of the outstanding Class A Units; provided that no amendment or modification pursuant to this Section 18.2 that would adversely affect any class or series of Units in a manner different than other classes or series of Units (as the case may be) shall be effective against the holders of such class or series of Units (as the case may be) without the prior written consent of holders of a majority of the outstanding Units of such class so adversely affected thereby; provided, further, that no amendment or modification pursuant to this Section 18.2 that would affect the rights of a Unitholder or group of Unitholders specifically granted such rights by name shall be modified without the consent of that Unitholder (or a majority of that group of Unitholders).

     SECTION 18.3 Title to Company Assets. Company assets shall be deemed to be owned solely by the Company as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Legal title to any or all the Company assets may be held in the name of the Company or one or more nominees, as the Board may determine. The Board hereby declares and warrants that any Company assets for which legal title is held in its name or the name of any nominee shall be held in trust by the Board or such nominee for the use and benefit of the Company in accordance with the provisions of this Operating Agreement. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held. The interests of Unitholders in the Company shall constitute personal property.

     SECTION 18.4 Remedies. Each Unitholder and the Company shall have all rights and remedies set forth in this Operating Agreement and all legal and equitable rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has at law or in equity. Any Person having any rights under any provision of this Operating Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Operating Agreement and to exercise all other rights under applicable Law.

     SECTION 18.5 Successors and Assigns. All covenants and agreements contained in this Operating Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.

     SECTION 18.6 Severability. Whenever possible, each provision of this Operating Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Operating Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Operating Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     SECTION 18.7 Notice to Unitholder of Provisions. By executing this Operating Agreement, each Unitholder acknowledges that it has actual notice of
(a) all of the provisions hereof (including the restrictions on the transfer set forth herein) and (b) all of the provisions of the Certificate.

     SECTION 18.8 Counterparts. This Operating Agreement may be executed counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 18.9 Consent to Jurisdiction; Waiver of Jury Trial. Each Unitholder irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Operating Agreement or any transaction contemplated hereby. Each Unitholder further agrees that service of any process, summons, notice or document by United States certified or registered mail to such Unitholder's respective address set forth in the Company's books and records or such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Unitholder irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Operating Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum. Each party agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party is or may be subject, by suit upon judgment. THE PARTIES ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS OPERATING AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS OPERATING AGREEMENT, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS OPERATING AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS OPERATING AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS COMPLETED HEREBY. IN THE EVENT OF LITIGATION, THIS OPERATING AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     SECTION 18.10 Descriptive Headings; Interpretation. The descriptive headings of this Operating Agreement are inserted for convenience only and do not constitute a substantive part of this Operating Agreement. Whenever required by the context, any pronoun used in this Operating Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word "including" in this Operating Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Operating Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words "or," "either," and "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Operating Agreement. In the event an ambiguity or question of intent or interpretation arises, this Operating Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Operating Agreement. Wherever a conflict exists between this Operating Agreement and any other agreement, this Operating Agreement shall control but solely to the extent of such conflict.

     SECTION 18.11 Applicable Law. This Operating Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein.

     SECTION 18.12 Addresses and Notices. All notices, requests, instructions, demands, or other communications to be given or delivered under or by reason of the provisions of this Operating Agreement shall be in writing and shall be deemed to have been duly given or made (a) on the date of receipt if given in person, (b) on the date of transmission if sent by telecopy or e-mail with receipt of delivery confirmation, (c) three (3) Business Days after being deposited in the U.S. mail, certified or registered mail (postage prepaid, return receipt requested), or (d) one (1) Business Day following sending by overnight delivery via an internationally recognized courier service, in each case, to the applicable party at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice). Such notices, demands, and other communications shall be sent to the address for such recipient set forth in the Company's books and records, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any notice to the Board or the Company shall be deemed given if received by the Board at the principal office of the Company designated pursuant to Section 2.5.

     SECTION 18.13 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.

     SECTION 18.14 Waiver of Certain Rights. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Operating Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

     SECTION 18.15 Further Action. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Operating Agreement.

     SECTION 18.16 Entire Agreement. This Operating Agreement, those documents expressly referred to herein, the other documents of even date herewith, and the other Transaction Documents constitute the entire agreement and understanding among the parties thereto and supersede and preempt any prior understandings, agreements, representations or arrangements written, or oral, by or among the parties hereto.

     SECTION 18.17 Delivery by Facsimile. This Operating Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

     SECTION 18.18 Survival. Sections 4.6, 6.1, 7.1 and 7.2 shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Operating Agreement or the dissolution of the Company.

     SECTION 18.19 Dispute Resolution Procedures. All controversies, claims or disputes between the Unitholders or between the Company and any Unitholder that arise out of or relate to this Operating Agreement (a "Dispute"), will be resolved in accordance with the provisions of this Section 18.19. Notwithstanding anything to the contrary contained in this Section 18.19, (i) nothing in this Section 18.19(i) will limit the ability of the directors and officers of any Unitholder from communicating directly with the directors and officers of the other Unitholders and (ii) no act of the Board or failure to act by the Board shall constitute a Dispute or form the basis for a Dispute subject to the provisions of this Section 18.19.

          (a) Dispute Notice and Response. Any Unitholder may give another Unitholder written notice (a "Dispute Notice") of any Dispute which has not been resolved in the normal course of business. The Dispute Notice will include a statement setting forth the position of the Unitholder giving such notice, a summary of the arguments supporting such position and, if applicable, the relief sought. At the next regular or special meeting of the Board following the delivery of the Dispute Notice, the Board will attempt in good faith to resolve the Dispute. If the Dispute remains unresolved following such meeting, the initiating Unitholder may request in writing to the other Unitholders (a "Vice President Notice") that the Dispute be resolved by officers of the Unitholders (at the Vice President level or above and having experience in the subject matter of the Dispute) pursuant to Section 18.19(b).

          (b) Negotiation Between Vice Presidents.

               (i) Within 10 Business Days after delivery of a Vice President Notice, officers of the Unitholders (which officers shall hold the office of Vice President or a higher office and shall have experience in the subject matter of the Dispute) will meet or communicate by telephone at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, and will negotiate in good faith to attempt to resolve the Dispute that is the subject of such Dispute Notice. If such Dispute has not been resolved within 180 calendar days after delivery of the Dispute Notice, each Unitholder will be permitted to take such ac-tions at law or in equity as it is otherwise permitted to take or as may be available under applicable Law.

               (ii) All negotiations between the Vice Presidents or other officers pursuant to this Section 18.19(b) will be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable will be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

          (c) Right to Equitable Relief Preserved. Notwithstanding anything in this Operating Agreement to the contrary, any Unitholder or the Company may at any time seek from any court of the United States located in the State of Delaware or from any Delaware state court, any interim, provisional or injunctive relief that may be necessary to protect the rights or property of such party or maintain the status quo before, during or after the pendency of the negotiation process or the arbitration proceeding or any other proceeding contemplated by Section 18.19(b).

     SECTION 18.20 Public Statements. Subject to applicable Law, including the requirements of the Exchange Act, each of the parties agree that, from and after the date hereof through the earlier of the termination of this Operation Agreement and January 1, 2005, no public release or announcement concerning this Operating Agreement, the Related Agreements or the transactions contemplated hereby or thereby shall be issued without the joint consent with the other parties, such consent not to be unreasonably withheld or delayed, and, in connection therewith, the issuing party shall provide each other with a reasonable opportunity to review such proposed release prior to publication thereof. Notwithstanding the foregoing, if any party is required to disclose the terms of this Operating Agreement or any Related Agreement pursuant to the Securities Act or the Exchange Act, it shall use its commercially reasonable efforts to avoid any such disclosure and shall, whenever reasonably practicable, consult with the other parties concerning the timing and content of such disclosure before the same is made.

                            [Signature page follows]

     IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Operating Agreement as of the date first written above.

                              NC-M CHASSIS SYSTEMS, LLC


                              By:
                                  ------------------------------------------
                                     Name:
                                     Title:


                              DAIMLERCHRYSLER CORPORATION


                              By:
                                  ------------------------------------------
                                     Name:
                                     Title:


                              METALDYNE CORPORATION


                              By:
                                  ------------------------------------------
                                     Name:
                                     Title:

                                   Schedule A

                                Capital Accounts



                                                       Class A        Class B         Capital          Capital
Name                    Address                         Units          Units       Contributions       Account
----                    -------                         -----          -----       -------------       -------

DaimlerChrysler         100 Chrysler Drive
Corporation             Auburn Hills, MI 48326            60            100          $215,000,000      $215,000,000

Metaldyne               47603 Halyard Drive
Corporation             Plymouth, MI 41870                40             0           $ 20,000,000      $ 20,000,000



                                    Exhibit A

                 Board Actions Requiring Supermajority Approval


1. Establishing or making any amendment to or modification or replacement of the Company's Operating Budget and Capital Plan or approving any actions of the Company that are not in accordance with the Company's Operating Budget and Capital Plan.

2. Appointing or removing Officers of the Company and determining or changing their titles, duties and compensation.

3. Declaring or paying any dividend or other distribution to the holders of any Units or other interests or securities of the Company.

4. Entering into or amending or terminating the Management Agreement or removing the plant manager designated by Metaldyne thereunder.

5. Entering into or amending or terminating (except pursuant to its terms) any agreement, contract, transaction or arrangement which extends beyond December 31, 2003 or which is otherwise not in the ordinary course of business or which is otherwise material to the business of the Company, in each case except (A) renewing a purchase order in the ordinary course of business on terms substantially consistent with its existing terms or (B) otherwise in accordance with the Company's Operating Budget and Capital Plan.

6. Incurrence by the Company of, or commitment by the Company to incur, any Indebtedness, other than (A) in accordance with the Company's Operating Budget and Capital Plan or (B) trade payables and other current liabilities arising in the ordinary course of business.

7. Incurrence or making by the Company of, or commitment by the Company to incur or make, any capital expenditures in respect of any items or project which, in the aggregate, exceed the aggregate amount of budgeted capital expenditures set forth in the Company's Operating Budget and Capital Plan as then in effect by $250,000.

8. Making by the Company of, or commitment by the Company to make, any loan or advance to any Person or entity, in each case except in accordance with the Company's Operating Budget and Capital Plan or otherwise in the ordinary course of business.

9. Sale, lease, exchange or other disposition by the Company of less than substantially all of the assets or properties of the Company or the acquisition by the Company of any assets or properties, other than sales of inventory in the ordinary course of business.

10. Entering into, terminating (except pursuant to its terms) or materially amending (i) any employment or consulting agreement, contract or commitment, in each case involving amounts in excess of $10,000, or (ii) any agreement, contract or commitment between the Company and (A) any of its Affiliates, any of its Managers, Officers or employees or any of its Unitholders,

     (B) any Affiliate of any of its Unitholders or (C) any Manager, Officer, employee, stockholder, member or partner of any of its Affiliates, any of its Unitholders or any Affiliate of any of its Unitholders.

11. Entering into or amending or terminating (except pursuant to its terms) any collective bargaining agreement to which the Company is or would be a party or by which the Company is or would be bound, except for the Local Qualified Collective Bargaining Agreements.

12. Commencement (including the filing of a counterclaim) or settlement of any litigation, regulatory proceeding or arbitration to which the Company is, or is to be, a party or by which the Company or any of its businesses, assets or properties would reasonably be expected to be affected, in each case involving amounts in controversy in excess of $50,000.

13. Creation or sufferance of any Liens upon the assets or properties of the Company, other than (A) purchase money and statutory Liens securing payments not yet due and other Liens that, individually or in the aggregate, are not substantial in character or amount and do not materially impair the value of, or materially interfere with the use of, any of the assets or properties subject thereto or (B) in accordance with the Company's Operating Budget and Capital Plan.

14. Entering into by the Company of any partnership or joint venture with, or the acquisition by the Company of any Capital Stock of, or other ownership interest in, any Person, or the making by the Company of any other investment in, or any guaranty by the Company of the obligations of, any Person, other than (A) in accordance with the Company's Operating Budget and Capital Plan or (B) investments in cash and cash equivalents.

15.  Removing KPMG LLP as the independent public accountants of the Company.

16. (A) Adopting or changing any accounting principle which will materially affect (i) the operating income of the Company or (ii) any securityholder of the Company, in each case except as required by GAAP, DaimlerChrysler's accounting principles or applicable Law, or (B) making any election under
     Section 9.2 of this Agreement or adopting any position for purposes of any tax return, in each case that will have a material effect on any securityholder of the Company, except as required by applicable Law.

                                    Exhibit B

               Actions Requiring Supermajority Unitholder Approval


1. Amending or repealing the Company's Certificate or this Operating Agreement, including any change in the number of Managers constituting the entire Board or a quorum of the Board, other than as required by applicable Law.

2. Issuance or sale of any Units or other interests in or securities of the Company or rights to acquire any Units or other interests in or securities of the Company (other than in accordance with the terms of any Units of the Company or this Operating Agreement).

3. Making by the Company of, or commitment by the Company to make, any direct or indirect redemption, purchase or acquisition of any Units or other securities of the Company or rights to acquire Units or other securities of the Company (other than in accordance with the terms of any Units of the Company or this Operating Agreement).

4.   Approving or consummating any recapitalization of the Company's securities.

5. Approving or consummating any merger, amalgamation, consolidation or other business combination with or into any Person (whether by security purchase, asset purchase or otherwise), any spin-off, split-up, roll-up or other reorganization of the Company, any sale of all or substantially all of the assets of the Company or any conversion of the Company into a corporation pursuant to Section 18-216 of the Delaware Act (or any successor section thereto), or adopting any plan with respect thereto.

6. Approving or effecting any liquidation, winding-up or dissolution of the Company or adopting of any plan with respect thereto, unless such liquidation, winding-up or dissolution is ordered pursuant to a decree of the Court of Chancery of the State of Delaware pursuant to Section 18-802 of the Delaware Act.

7. Filing a petition under applicable bankruptcy or any other insolvency Law, or admitting in writing its bankruptcy, insolvency or general inability to pay its debts, or consenting to the appointment of or the taking possession by any receiver, liquidator, assignee, custodian, trustee or sequestrator or other Person performing similar functions.

8. Making by the Company of any election to be treated other than as a partnership for tax purposes.

9. Amending or modifying those actions requiring supermajority Board or Unitholder approval, including, but not limited to, those listed on this Exhibit B and Exhibit A.

10.  Taking any other action requiring a vote of members under applicable Law.